Exhibit 2.1

MERGER AGREEMENT

dated October 24, 2022

by and among

NaturalShrimp Incorporated, as the Company,

Yotta Acquisition Corporation, as Parent,

and

Yotta Merger Sub, Inc., as Merger Sub

i

4.13	Properties; Title to the Company’s Assets	34
4.14	Litigation	34
4.15	Contracts	34
4.16	Licenses and Permits	37
4.17	Compliance with Laws	37
4.18	Intellectual Property	38
4.19	Accounts Payable; Affiliate Loans	42
4.20	Employees; Employment Matters	43
4.21	Withholding	46
4.22	Employee Benefits	46
4.23	Real Property	48
4.24	Tax Matters	50
4.25	Environmental Laws	51
4.26	No Finders’ Fees	51
4.27	Directors and Officers	52
4.28	Anti-Money Laundering Laws	52
4.29	Insurance	53
4.30	Related Party Transactions	53

Article V	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	54
5.1	Corporate Existence and Power	54
5.2	Corporate Authorization	54
5.3	Governmental Authorization	55
5.4	Non-Contravention	55
5.5	Finders’ Fees	55
5.6	Issuance of Shares	55
5.7	Capitalization	55
5.8	Information Supplied	56
5.9	Trust Fund	56
5.10	Listing	57
5.11	Board Approval	57
5.12	Parent SEC Documents and Financial Statements	58
5.13	Certain Business Practices	58
5.14	Anti-Money Laundering Laws	58
5.15	Affiliate Transactions	58
5.16	Litigation	59
5.17	Expenses, Indebtedness and Other Liabilities	59
5.18	Tax Matters	59

Article VI	COVENANTS OF THE PARTIES PENDING CLOSING	61
6.1	Conduct of the Business	61
6.2	Exclusivity	64
6.3	Access to Information	65
6.4	Notices of Certain Events	66
6.5	Cooperation with Form S-4/Proxy Statement; Other Filings	66

ii

6.6	Commercially Reasonable Efforts; Further Assurances; Governmental Consents	70
6.7	Nasdaq Listing Requirements	71
6.8	Directors’ and Officers’ Indemnification and Liability Insurance	71
6.9	Confidentiality	72
6.10	Publicity	73

Article VII	COVENANTS OF THE COMPANY	73
7.1	No Trading in Parent Securities During the Interim Period	73
7.2	Company’s Stockholders Approval	73
7.3	Additional Financial Information	74
7.4	Lock-Up Agreements	74
7.5	Convertible and Exercisable Company Securities	74
7.6	Tax Filings	75

Article VIII	COVENANTS OF PARENT AND MERGER SUB	75
8.1	Trust Account	75
8.2	Obligations of Merger Sub	75
8.3	Compliance with SPAC Agreements	75
8.4	Parent Public Filings; Nasdaq	76
8.5	Amended Parent Charter	76
8.6	Certain Tax Matters	76
8.7	Extensions of Time to Consummate a Business Combination	77
8.8	Section 16 Matters	80
8.9	Post-Closing Directors	80
8.10	Assumption or Guarantee of Certain Company Indebtedness	80

Article IX	CONDITIONS TO CLOSING	80
9.1	Condition to the Obligations of the Parties	80
9.2	Conditions to Obligations of Parent and Merger Sub	81
9.3	Conditions to Obligations of the Company	83

Article X	TERMINATION	84
10.1	Termination Without Default	84
10.2	Termination Upon Default	85
10.3	Effect of Termination	85
10.4	Termination Fee	85

Article XI	MISCELLANEOUS	86
11.1	Notices	86
11.2	Amendments; Waivers; Extensions; Remedies	87
11.3	Arm’s Length Bargaining; No Presumption Against Drafter	88
11.4	Non-Survival	88
11.5	Expenses	88
11.6	No Assignment or Delegation	89
11.7	Governing Law	89
11.8	Counterparts; Electronic Signatures	89
11.9	Entire Agreement	89
11.10	Severability	89
11.11	Further Assurances	89
11.12	Third Party Beneficiaries	90
11.13	Trust Account Waiver	90
11.14	No Other Representations; No Reliance	90
11.15	Waiver of Jury Trial	91
11.16	Submission to Jurisdiction	92
11.17	Remedies	92
11.18	Non-Recourse	93
11.19	Privileged Communications	93

Exhibit A	–	Form of Company Support Agreement
Exhibit B	–	Form of Parent Support Agreement
Exhibit C-1	–	Form of Company Lock-Up Agreement
Exhibit C-2	–	Form of Sponsor Lock-Up Agreement

iii

MERGER AGREEMENT

This MERGER AGREEMENT dated as of October 24, 2022 (this “Agreement”), is by and among NaturalShrimp Incorporated, a Nevada corporation (the “Company”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”), and Yotta Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and wholly-owned subsidiary of Parent.

RECITALS:

I.	The Company and its Subsidiaries (the “Company Group”) are a group of aqua-tech companies in the business of developing proprietary technology to produce fresh, gourmet-grade shrimp (as conducted by the Company Group, the “Business”);

II.	Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent;

III.	Merger Sub will merge with and into the Company (the “Merger”) in accordance with this Agreement and Chapter 92A of the Nevada Revised Statutes (the “NRS”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent;

IV.	The Company’s valuation immediately prior to the Merger is contemplated to be $175,000,000;

V.	Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Company Securityholders listed on Schedule I hereto are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which each such Company Securityholder, to the extent that such Company Securityholder then owns Company Securities entitled to vote, has agreed to vote in favor of the approval of this Agreement, approval of the Merger and the other transactions contemplated hereby;

VI.	Contemporaneously with the execution of, and as a condition and an inducement to the Company entering into this Agreement, the Sponsor is entering into and delivering a Support Agreement, substantially in the form attached hereto as Exhibit B (the “Parent Support Agreement”), pursuant to which the Sponsor has agreed (i) not to transfer or redeem any shares of Parent Common Stock held by the Sponsor, and (ii) to vote in favor of the adoption and approval of each of the Parent Proposals at the Parent Stockholder Meeting;

VII.	As a condition and an inducement to the Closing, the Sponsor and Parent will enter into and deliver a Sponsor Forfeiture Agreement, pursuant to which Sponsor agrees that 35% of shares of Parent Common Stock held by Sponsor as of the Closing shall be forfeited at Closing and up to an equivalent number of shares of Parent Common Stock shall be issued to existing Parent stockholders that execute non-redemption agreements on a pro rata basis based on the total number of shares represented by Parent stockholders that execute such non-redemption agreements (the “Sponsor Forfeiture Shares”).

VIII.	For U.S. federal income tax purposes, the parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and the Company’s Board of Directors and the Boards of Directors of Parent and Merger Sub have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

IX.	The Boards of Directors of each of the Company, Parent and Merger Sub have unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which they are or will be party, including the Merger, and the performance of their respective obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, (ii) determined that this Agreement and such transactions are advisable and in the best interests of, them and their respective stockholders and (iii) resolved to recommend that their respective stockholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which they are or will be a party and the performance of such party of their obligations hereunder and thereunder.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. As used in this Agreement the following capitalized terms shall have the meaning ascribed to such terms as follows:

“2022 Second Quarter Financial Statements” has the meaning set forth in Section 7.3.

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Registration Rights Agreement, the Company Support Agreements, the Parent Support Agreement, the Company Lock-Up Agreements, the Sponsor Lock-Up Agreements, and the Sponsor Forfeiture Agreement.

“Additional Extension Period” has the meaning set forth in Section 8.7(c)(i).

“Additional Parent SEC Documents” has the meaning set forth in Section 5.12(a).

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“Additional Per Share Merger Consideration” means the pro rata portion of the Contingent Merger Consideration Shares payable to Contingent Merger Consideration Recipients, if any, set forth in the Closing Consideration Spreadsheet with respect to a share of Company Common Stock, in accordance with this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 6.2(b).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Amended Parent Charter” has the meaning set forth in Section 6.5(e).

“Annual Financial Statements” has the meaning set forth in Section 4.9(a).

“Anti-Corruption Laws” has the meaning set forth in Section 4.28(a).

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local tax applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local tax applicable Law).

“Articles of Merger” has the meaning set forth in Section 2.2.

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Balance Sheet” means the audited consolidated balance sheet of the Company as of March 31, 2022 (the “Balance Sheet Date”).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Breakup Fee” has the meaning set forth in Section 10.3.

“Business” has the meaning set forth in the recitals to this Agreement.

3

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Calculation Period” has the meaning set forth in Section 3.7(a).

“CARES Act” means Coronavirus Aid, Relief, and Economic Security Act.

“Change in Control” means, with respect to any Person, (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring Equity Interests that represent more than 50% of the total voting power of Parent or (ii) a sale or disposition of all or substantially all of the assets of such Person and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of such Person (or any successor to such Person) immediately following the closing of such transaction (or series of related transactions) being beneficially owned (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of at least 50% of the Equity Interests of such Person (or any successor to such Person) immediately prior to such transaction (or series of related transactions).

“Closing” has the meaning set forth in Section 2.6.

“Closing Consideration Spreadsheet” means the last Consideration Spreadsheet prepared and delivered by the Company to Parent prior to the Closing in accordance with Section 3.5.

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Exchange Ratio” means, (i) with respect to shares of Company Common Stock owned, or deemed to be owned pursuant to Section 3.1(c) and Section 3.2, by holders of Series E Convertible Preferred Stockholders, the quotient obtained by dividing (A) the Closing Merger Consideration Shares by (B) the Fully Diluted Company Shares, and (ii) with respect to shares of Company Common Stock owned, or deemed to be owned pursuant to Section 3.1(c) and Section 3.2, by Company Stockholders other than holders of Series E Convertible Preferred Stockholders, the quotient obtained by dividing (A) the Closing Merger Consideration Shares minus the shares of Parent Common Stock issued to such holders pursuant to Section 3.2(c)(ii)(B) by (B) the Fully Diluted Company Shares.

“Closing Merger Consideration Shares” means the 17,500,000 shares of Parent Common Stock issuable pursuant to Section 3.5, subject to adjustment as provided in Section 3.8.

“Closing Per Share Merger Consideration” means with respect to a share of Company Common Stock, a number of shares of Parent Common Stock equal to the applicable Closing Exchange Ratio.

4

“COBRA” means, collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

“Company Articles of Incorporation” means the Articles of Incorporation of the Company, originally filed with the Secretary of State of the State of Nevada on July 3, 2008, as amended.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Consent” has the meaning set forth in Section 4.8.

“Company Exclusively Licensed IP” means all Company Licensed IP that is solely and exclusively licensed to any member of the Company Group.

“Company Financial Statements” has the meaning set forth in Section 4.9(a).

“Company Group” has the meaning set forth in the recitals to this Agreement.

“Company Information Systems” has the meaning set forth in Section 4.18(n).

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to any member of the Company Group or that any member of the Company Group otherwise has a right to use.

“Company Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit C-1, restricting the sale, transfer or other disposition of the shares of Parent Common Stock received by certain of the Company Securityholders at the Closing in connection with the Merger.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by any member of the Company Group, in each case, whether exclusively, jointly with another Person or otherwise.

“Company Preferred Stock” means, collectively, (i) the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share, (ii) the Series B Convertible Preferred Stock of the Company, par value $0.0001 per share, (iii) the Series D Convertible Preferred Stock of the Company, par value $0.0001 per share, (iv) the Series E Convertible Preferred Stock of the Company, par value $0.0001 per share, and (v) the Series F Convertible Preferred Stock of the Company, par value $0.0001 per share.

5

“Company Product” means any product that is being, or has previously been, researched, tested, developed, commercialized, manufactured, sold or distributed by or behalf of the Company Group and all products (if any) with respect to which the Company Group has the right to receive payment.

“Company SEC Documents” has the meaning set forth in Section 4.11(a).

“Company Securities” means the Company Common Stock, the Company Preferred Stock, and the Company Warrants.

“Company Securityholder” means each Person who holds Company Securities.

“Company Stock Certificate” has the meaning set forth in Section 2.10.

“Company Stockholders” means, at any given time, the holders of Company Capital Stock.

“Company Stockholder Approval” has the meaning set forth in Section 4.2(b).

“Company Stockholder Written Consent” has the meaning set forth in Section 7.2(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 7.2(a).

“Company Warrants” means each warrant to purchase shares of Company Capital Stock that is outstanding and unexercised (in whole or in part).

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company Group, or any suppliers, customers or agents of the Company Group that is not already generally available to the public, including Intellectual Property of a confidential nature.

“Confidentiality Agreement” means the Non-Disclosure Agreement dated as of August 22, 2022, by and between the Company and Parent.

“Consideration Spreadsheet” has the meaning set forth in Section 3.5(a).

“Contingent Merger Consideration Recipients” means, with respect to each Revenue Threshold that has been achieved, the Company Stockholders as of immediately prior to the Effective Time that are entitled to receive Contingent Merger Consideration Shares in accordance with the Closing Consideration Spreadsheet.

“Contingent Merger Consideration Shares” has the meaning set forth in Section 3.7(a).

6

“Convertible Note” means the Secured Convertible Promissory Note in the initial amount of $16,320,000.00 issued by the Company to Streeterville Capital, LLC, with an effective date of December 15, 2021.

“Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, sales and purchase orders and similar instruments to which any member of the Company Group is a party or by which any of its respective properties or assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings.

“Copyleft Licenses” means all licenses or other Contracts to Software that requires as a condition of use, modification, or distribution of such Software that other Software or technology incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction relating to the Processing, privacy, security, or protection of Personal Information, and all regulations or guidance issued thereunder.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” has the meaning set forth in Section 3.4.

“Domain Names” has the meaning set forth in the definition of “Intellectual Property.”

“Effect” has the meaning set forth in the definition of “Material Adverse Effect.”

“Effective Time” has the meaning set forth in Section 2.2.

“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate, or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

7

“Equity Interest” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any of its Affiliates or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b) or (c) (o) of the Code that includes the Company Group.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3.5(a).

“Exchange Fund” has the meaning set forth in Section 3.5(a).

“Excluded Matter” means any one or more of the following: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, international or national political conditions, or the escalation or worsening thereof; (v) (A) any changes in applicable Laws (including in connection with the COVID-19 pandemic) or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof, or (B) new pronouncements or interpretations by the SEC or other U.S. federal regulators with respect to prior accounting rules; (vi) the announcement, pendency or completion of the transactions contemplated by this Agreement; (vii) any natural or man-made disaster, acts of God, epidemics, or pandemics, including the COVID-19 pandemic (including any action taken or refrained from being taken in response to COVID-19), or the worsening thereof; (viii) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise an Excluded Matter may be taken into account in determining whether there has been a Material Adverse Effect); (ix) the taking of any action expressly required to be taken under this Agreement; or (x) the impact on the Company of any action taken by, or at the request of, Parent or Merger Sub or the impact on Parent and/or Merger Sub or Parent of any action taken by, or at the request of, the Company; provided, however, that the exclusions provided in the foregoing clauses (i) through (v), and clause (vii) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company Group, taken as a whole, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

8

“Export Control Laws” has the meaning set forth in Section 4.28(a).

“Extension Expenses” has the meaning set forth in Section 8.7(c)(i).

“Extension Proposal” has the meaning set forth in Section 8.7(c)(i).

“Extension Proxy Statement” has the meaning set forth in Section 8.7(c)(i).

“Extension Stockholders’ Meeting” has the meaning set forth in Section 8.7(c)(iii).

“First Extension Period” has the meaning set forth in Section 8.7(a).

“First Year Revenue Threshold” has the meaning set forth in Section 3.7(a).

“FFDCA” has the meaning set forth in Section 4.17(a).

“Foreign Corrupt Practices Act” has the meaning set forth in Section 4.17(a).

“Form S-4” has the meaning set forth in Section 6.5(a).

“FTC Act” has the meaning set forth in 4.17(a).

“Fully Diluted Company Shares” means the sum, without duplication, of: (i) all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (ii) all shares of Company Preferred Stock (on an as converted to Company Common Stock basis in accordance with Section 3.1(c)) that are issued and outstanding immediately prior to the Effective Time; plus (iii) all shares of Company Common Stock or Company Preferred Stock (on an as converted to Company Common Stock basis) that would have been due to the holders of Company Warrants in accordance with Section 3.2; plus (iv) all shares of Company Common Stock and all shares of Company Preferred Stock (on an as converted to Company Common Stock basis) issuable upon conversion, exercise or exchange of any other in-the-money securities of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock.

“Hazardous Material” shall mean any material, emission, chemical, substance, or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant including, but not limited to, any designated as a “Hazardous Substance,” “Hazardous Waste,” or “Hazardous Material”.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so- called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

9

“Indebtedness” means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (vii) all guarantees by such Person of the Indebtedness of another Person (other than any guarantee by a member of the Company Group of the Indebtedness of another member of the Company Group), (viii) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (ix) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement, and any earned but unpaid compensation (including salary, bonuses and paid time off), other than earned but unpaid compensation outstanding as of the end of the current monthly period, (x) long term and short term deferred revenue, (xi) any obligations that the Company has elected to defer pursuant to the CARES Act or as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Company under the CARES Act and applicable rules and regulations thereunder, and (xii) any agreement to incur any of the same.

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: discoveries, inventions, ideas, technology, know-how, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing) (collectively, “Trade Secrets”); trade names, trademarks, service marks, trade dress, product configurations, other indications of origin, registrations thereof or applications for registration therefor, together with the goodwill associated with the foregoing (collectively, “Trademarks”); patents, patent applications, utility models, industrial designs, supplementary protection certificates, and certificates of inventions, including all re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, and validations thereof (“collectively, “Patents”); works of authorship, copyrights, copyrightable materials, copyright registrations and applications for copyright registration (collectively, “Copyrights”); and domain names and URLs (collectively, “Domain Names”), social media accounts, and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“Interim Period” has the meaning set forth in Section 6.1(a).

10

“International Trade Control Laws” has the meaning set forth in Section 4.28(a).

“IP Assignment Agreement” has the meaning set forth in Section 4.20(h).

“IP Contracts” means, collectively, any and all Contracts material to the operation of the Business to which any member of the Company Group is a party or by which any of its respective properties or assets is bound, in any case under which any member of the Company Group (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Intellectual Property owned or purported to be owned by the Company Group or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case other than (A) “shrink wrap” or other licenses for generally commercially available software (including Publicly Available Software) or hosted services, (B) customer, distributor or channel partner Contracts on Company’s standard forms, (C) Contracts with the Company Group’s employees or contractors on Company’s standard forms, and (D) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices (subparts (A)-(D) collectively, the “Standard Contracts”).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated April 19, 2022.

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of Gerald Easterling, William Delgado, and Thomas Untermeyer.

“Knowledge of Parent” means the actual knowledge, after reasonable inquiry, of Hui Chen and Robert Labbe.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Leases” means, collectively, the leases described on Schedule 1.1(B) attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

“Letter of Transmittal” has the meaning set forth in Section 3.4(b).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effects, (i) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company, together with its Subsidiaries, on the one hand, or on Parent and Merger Sub, on the other hand, in each case, taken as a whole, or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Company, on the one hand, or on Parent and Merger Sub, on the other hand, to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter.

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“Material Contracts” has the meaning set forth in Section 4.15(a). The phrase “Material Contracts” shall not include any Contracts that are also Plans.

“Maximum Contingent Merger Consideration Shares” has the meaning set forth in Section 3.7(a).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration Shares” means, collectively, the Closing Merger Consideration Shares and any portion of the Contingent Merger Consideration Shares to which the Contingent Merger Consideration Recipients become entitled to receive under the terms of this Agreement.

“Merger Sub” has the meaning set forth in the preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 5.7(b).

“Nasdaq” means the Nasdaq Stock Market, LLC.

“NRS” has the meaning set forth in the recitals to this Agreement.

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“OSHA” has the meaning set forth in Section 4.20(k).

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 10.1(a).

“Parent” has the meaning set forth in the preamble.

“Parent Board Recommendation” has the meaning set forth in Section 5.11(a).

“Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

“Parent Counsel” has the meaning set forth in Section 11.19.

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“Parent Parties” has the meaning set forth in Article V.

“Parent Private Warrants” means each warrant issued to the Sponsor in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one share of Parent Common Stock at an exercise price of $11.50 per whole share.

“Parent Privileged Communications” has the meaning set forth in Section 11.19.

“Parent Proposals” has the meaning set forth in Section 6.5(e).

“Parent Public Warrant” means each warrant issued as part of a Parent Unit.

“Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.2.

“Parent Stockholder Meeting” has the meaning set forth in Section 6.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Parent Unit” means each unit of Parent issued in the IPO consisting of (i) one share of Parent Common Stock, (ii) one warrant to purchase one share of Parent Common Stock at a price of $11.50 per share, and (iii) one Parent Right to receive one-tenth of one share of Parent Common Stock upon consummation of a business combination.

“Parent Warrant” means each Parent Private Warrant and Parent Public Warrant.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permit” means each license, franchise, permit, order, approval, consent, or other similar authorization required to be obtained and maintained by any member of the Company Group under applicable Law to carry out the Business.

“Permitted Liens” means: (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to Parent; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices for amounts (A) that are not delinquent or that are being contested in good faith, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by a member of the Company Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements in accordance with U.S. GAAP); (iv) Liens, imperfections, or irregularities of title and other defects of title that are not reasonably likely to be material to the operations of the Person in question; (v) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; and (vi) the Liens set forth on Schedule 1.1(C).

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“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means: (i) any data or information that, alone or in combination with other data or information identifies an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies or relates to an individual natural Person, or such Person’s vehicle, browser or device); or (ii) any other data or information that constitutes personal data, personal health information, protected health information, personally identifiable information, personal information or similar defined term under any Data Protection Law.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, but excluding multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company Group to make any severance, termination, change of control, or similar payment), consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company Group, or under which the Company Group has any current or potential liability.

“Pre-Closing Engagements” has the meaning set forth in Section 11.19.

“Privacy Policy” has the meaning set forth in Section 4.18(k).

“Process,” “Processed” or “Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.

“Prospectus” means the final prospectus of Parent filed with the SEC (File No. 333- 263415) on April 19, 2022.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

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“Publicly Available Software” means each of any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, “copyleft,” open source software (e.g. Linux), or under similar licensing and distribution models, including but not limited to any of the following: (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Source License (SISL); and (vii) the Apache Server License, including for the avoidance of doubt all Software licensed under a Copyleft License.

“Real Property” means, collectively: all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way that are appurtenant thereto.

“Registered Exclusively Licensed IP” means all Company Exclusively Licensed IP that is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registered Owned IP” means all Intellectual Property constituting Company Owned IP or filed in the name of any member of the Company Group, and in each instance is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registration Rights Agreement” “means the registration rights agreement, in form and substance mutually agreeable to Parent and the Company.

“Representatives” means a party’s officers, directors, Affiliates, managers, consultant, employees, representatives and agents.

“Required Parent Proposals” has the meaning set forth in Section 6.5(e).

“Revenue Threshold” has the meaning set forth in Section 3.7(a).

“S-4 Effective Date” has the meaning set forth in Section 6.5(c).

“Sanctions Laws” has the meaning set forth in Section 4.28(a).

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Second Extension Period” has the meaning set forth in Section 8.7(b).

“Second Year Revenue Threshold” has the meaning set forth in Section 3.7(a).

“Securities Act” means the Securities Act of 1933, as amended.

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“Sponsor Forfeiture Shares” has the meaning set forth in the recitals to this Agreement.

“Software” means computer software, programs, and databases (including development tools, library functions, and compilers) in any form, including in or as Internet Web sites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“Sponsor” means Yotta Investments LLC, a Delaware limited liability company.

“Sponsor Forfeiture Agreement” means the Sponsor Forfeiture Agreement in form and substance mutually agreeable to Parent and the Company.

“Sponsor Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit C-2, restricting the sale, transfer or other disposition of the shares of Parent Common Stock held or received by the Sponsor.

“Standards Setting Agreements” has the meaning set forth in Section 4.18(o).

“Standard Contracts” has the meaning set forth in the definition of IP Contracts.

“Standards Setting Body” has the meaning set forth in Section 4.18(o).

“Subsidiary” means, with respect to any Person, each entity of which at least 50% of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, escheat, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction Litigation” has the meaning set forth in Section 6.6(c).

“Trust Account” has the meaning set forth in Section 5.9.

“Trust Agreement” has the meaning set forth in Section 5.9.

“Trust Fund” has the meaning set forth in Section 5.9.

“Trustee” has the meaning set forth in Section 5.9.

“Unaudited Financial Statements” has the meaning set forth in Section 4.9(a).

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under U.S. GAAP. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the Equity Interests of such Person.

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(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the Schedules to this Agreement. Any reference in a schedule contained in the Schedules to this Agreement delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such Schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Nothing in the Schedules to this Agreement constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the Schedules to this Agreement do not purport to be complete and are qualified in their entirety by the written document itself.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day that is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g) To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, such Contract, document, certificate or instrument shall be deemed to have been given, delivered, provided and made available to Parent or its Representatives if such Contract, document, certificate or instrument shall have been posted not later than two Business Days prior to the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of Parent and its Representatives and Parent and its Representatives have been given access to the electronic folders containing such information.

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Article II
MERGER

2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation, and (c) the name of the Surviving Corporation shall be “NaturalShrimp Incorporated” or such other name as shall be designated by the Company by notice to Parent.

2.2 Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file with the Secretary of State of the State of Nevada articles of merger as required by and executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”). The Merger shall become effective upon the later of (a) the date and time of the filing of the Articles of Merger and (b) such later date and time as is agreed to by the parties and specified in the Articles of Merger, which may not be more than 90 days after the filing of the Articles of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, and the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4 U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (a) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Sections 4.24(e) and 5.18(e), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

2.5 Articles of Incorporation; Bylaws.

(a) The Company Articles of Incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the NRS, be the articles of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the NRS.

(b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation and applicable Law.

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2.6 Closing. Unless this Agreement is earlier terminated in accordance with Article X, the closing of the Merger (the “Closing”) shall take place virtually at 10:00 a.m. local time, on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article IX or at such other time, date and location as Parent and the Company agree in writing. The parties may participate in the Closing, and any certificate, opinion, instrument or other document to be delivered at the Closing may be delivered, via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Directors and Officers of the Surviving Corporation.

(a) At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on Parent’s Board of Directors in accordance with Section 2.8, and such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

(b) At the Effective Time, the officers of the Company shall become the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.8 Directors and Officers of Parent. At the Effective Time, Parent’s Board of Directors will consist of seven directors. The Company shall have the right to designate such directors, four of whom shall qualify as “Independent Directors” under Nasdaq Rule 5605(a)(2).

2.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10 No Further Ownership Rights in Company Capital Stock. All Merger Consideration Shares paid or payable in respect of shares of Company Capital Stock hereunder, or upon the exercise of the appraisal rights described in Section 3.4, shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to such shares of Company Capital Stock and Company Preferred Stock, and from and after the Effective Time there shall be no further registration of transfers of shares of Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock or Company Preferred Stock (each, a “Company Stock Certificate”) are presented to the Surviving Corporation, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the Merger Consideration Shares provided for, and in accordance with the procedures set forth, in Article III.

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Article III
EFFECT OF THE MERGER

3.1 Effect of the Merger on Company Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a) Cancellation of Certain Shares of Company Capital Stock. Each share of Company Capital Stock, if any, that is owned by Parent or Merger Sub (or any other Subsidiary of Parent) or the Company (or any of its Subsidiaries) (as treasury stock or otherwise), will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Common Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall, in accordance with and subject to this Agreement, be converted into the right to receive: (i) the Closing Per Share Merger Consideration; plus (ii) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

(c) Treatment of Preferred Stock.

(i) Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock of the Company outstanding immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and will cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Series E Convertible Preferred Stock.

(A) Each share of Series E Convertible Preferred Stock of the Company issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Preferred Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be canceled and treated as if converted into that number of shares of Company Common Stock equal to (I) the Stated Value (as defined in the Certificate of Designations of the Series E Convertible Preferred Stock) per share plus any unpaid dividends, multiplied by 1.25, divided by (II) 80% of the average volume weighted average price of the Company Common Stock during the five trading day period immediately prior to the Closing Date, or for such other reasonable consideration, valuation, and/or conversion ratio as shall be approved by the Board of Directors of the Company (provided that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares). The shares of Company Common Stock that would have been due to the holder as a result of the conversion of such shares of Series E Convertible Preferred Stock shall be treated as issued to the holder thereof and converted, as of the Effective Time, into the right to receive: (y) the Closing Per Share Merger Consideration; plus (z) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

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(B) Notwithstanding the foregoing, in addition to the number of shares of Parent Common Stock that each holder of Series E Convertible Preferred Stock is entitled to receive pursuant to Section 3.1(c)(ii)(A), such holder of Series E Convertible Preferred Stock shall be entitled to receive, upon the Effective Time, an additional number of Closing Merger Consideration Shares as are necessary to ensure that the per-share value of the shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 3.1(c)(ii)(A) is not less than the per-share value (based on the effective purchase price) of the aggregate shares of Parent Common Stock then held by any Parent Stockholder after taking into account any newly-issued shares of Parent Common Stock that such Parent Stockholder acquires directly from Parent subsequent to the date hereof and prior to the Closing of the Merger. For clarification, any calculation pursuant to this Section 3.2(c)(ii)(B) shall not reference, include, or consider the issuance or other status of the Sponsor Forfeiture Shares.

(iii) Series F Convertible Preferred Stock. Each share of Series F Convertible Preferred Stock of the Company issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Preferred Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be canceled and treated as if converted into Company Common Stock based on the Black Scholes Value (as defined in the Certificate of Designations of the Series E Convertible Preferred Stock) thereof determined as of the date on which the Effective Time falls, or for such other reasonable consideration, valuation, and/or conversion ratio as shall be approved by the Board of Directors of the Company (provided that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares). The shares of Company Common Stock that would have been due to the holder as a result of the conversion of such shares of Series F Convertible Preferred Stock shall be treated as issued to the holder thereof and converted, as of the Effective Time, into the right to receive: (A) the Closing Per Share Merger Consideration; plus (B) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

3.2 Treatment of Company Warrants. Each Company Warrant that is outstanding immediately prior to the Effective Time, the holder of which has not elected to receive a cash payment for such Company Warrant in accordance with Section 7.5(a), shall be canceled and be treated as if exercised for that number of shares of Company Common Stock calculated using the Black Scholes formula calculation and an Exercise Price (as defined in such Company Warrant) equal to 80% of the average volume weighted average price of the Company Common Stock during the five trading day period immediately prior to the Closing Date, or for such other reasonable consideration, valuation, and/or exercise price as shall be approved by the Board of Directors of the Company (provided that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares). The shares of Company Common Stock that would have been due to the holder as a result of such exercise of the Company Warrant shall be treated as issued to the holder thereof and converted, as of the Effective Time, into the right to receive: (i) the Closing Per Share Merger Consideration; plus (ii) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

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3.3 Treatment of Convertible Note. Contingent on and effective immediately prior to the Effective Time, the Convertible Note shall be treated in accordance with the provisions of Section 7.5(d).

3.4 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 4.1, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Capital Stock cancelled in accordance with Section 3.1(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such shares of Company Capital Stock in accordance with Section 92A.380 of the NRS (such shares of Company Capital Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the NRS with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration Shares, but instead shall be entitled to only such rights as are granted by Section 92A.380 of the NRS; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 92A.380 of the NRS, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration Shares to which such holder is entitled pursuant to the applicable subsections of Section 4.1, without interest thereon, upon surrender of the Company Stock Certificate or Company Stock Certificates representing such Dissenting Shares in accordance with Section 4.4. The Company shall promptly provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Capital Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the NRS that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

3.5 Surrender and Payment.

(a) Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with an exchange agent to be mutually agreed upon by the parties hereto (the “Exchange Agent”) for the benefit of the Company Stockholders, for exchange in accordance with this Article III, the number of shares of Parent Common Stock equal to the Closing Merger Consideration Shares (such shares of Parent Common Stock, the “Exchange Fund”). Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the applicable portion of the Closing Merger Consideration Shares out of the Exchange Fund in accordance with the Closing Consideration Spreadsheet and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

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(b) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause the Exchange Agent to deliver to each Company Stockholder, as of immediately prior to the Effective Time, a letter of transmittal and instructions for use in exchanging such Company Stockholder’s shares of Company Capital Stock for such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares from the Exchange Fund, and that shall be in form and contain provisions which Parent may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), and promptly following receipt of a Company Stockholder’s properly completed and executed Letter of Transmittal, deliver such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares to such Company Stockholder. For the purpose of clarification, the portion of the Closing Merger Consideration Shares payable to each Company Stockholder following such Person’s delivery of a properly completed and executed Letter of Transmittal shall consist of such Company Stockholder’s applicable portion of (i) the Exchange Fund plus (ii) the contingent right to receive such Company Stockholder’s applicable portion of any Contingent Merger Consideration Shares released to the Company Stockholders, all as set forth in the Closing Consideration Spreadsheet.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders for one year after the Effective Time shall be delivered to Parent by the Exchange Agent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.5 shall thereafter look only to Parent for their portion of such Closing Merger Consideration Shares. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

3.6 Consideration Spreadsheet.

(a) At least five Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), prepared by the Company in good faith and setting forth the following, in each case as of immediately prior to the Effective Time based, when relevant, on assumptions reasonably acceptable to Parent and that are described in detail in the Consideration Spreadsheet:

(i) the name and address of record of each Company Stockholder and the number and class, type, or series of shares of Company Capital Stock held by each;

(ii) the names of record of each holder of Company Warrants and the exercise price, number of shares of Company Preferred Stock or Company Common Stock subject to each such Company Warrant held by it and any vesting schedules or expiration dates;

(iii) the number of Fully Diluted Company Shares;

(iv) detailed calculations of each of the following (in each case, determined without regard to withholding):

(A) the Closing Per Share Merger Consideration payable to each named Company Stockholder; and

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(B) the Closing Exchange Ratio with respect to (I) each Company Stockholder that hold Series E Convertible Preferred Stock and (II) Company Stockholders other than Company Stockholders that hold Series E Convertible Preferred Stock; and

(v) any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b) The Consideration Spreadsheet delivered hereunder shall be true complete and correct and shall contain the same information described in this Section 3.6, subject to Parent’s rights pursuant to Section 3.6(a)(v).

(c) The contents of the Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Consideration Spreadsheet. Under no circumstances shall Parent or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Consideration Spreadsheet and the parties agree that Parent and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under Article IV.

(d) Prior to the Closing, the Company shall update the Consideration Spreadsheet, and deliver such updated Consideration Spreadsheet to Parent, as promptly as practicable after the occurrence of any event that would change the information set forth in the latest version of the Consideration Spreadsheet that it previously delivered to Parent.

(e) Nothing contained in this Section 3.6 or in the Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 6.1(b)(xviii) to obtain Parent’s prior consent to the issuance of any securities; or (ii) alter or amend the definitions of the Closing Merger Consideration Shares or the Merger Consideration Shares.

3.7 Contingent Consideration.

(a) For purposes of this Section 3.7, the following terms shall have the following meanings:

(i) “Calculation Period” means each of the fiscal years of the Surviving Corporation ending on March 31, 2024 and March 31, 2025.

(ii) “Contingent Merger Consideration Shares” means up to 10,000,000 shares of Parent Common Stock.

(iii) “First Year Revenue Threshold” means at least $15,000,000 in revenue of the Surviving Corporation as per the audited financial statements of the Surviving Corporation as of and for the Calculation Period ended March 31, 2024.

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(iv) “Maximum Contingent Merger Consideration Shares” means 10,000,000 shares of Parent Common Stock.

(v) “Revenue Threshold” means each of the First Year Revenue Threshold and the Second Year Revenue Threshold.

(vi) “Second Year Revenue Threshold” means at least $30,000,000 in revenue of the Surviving Corporation as per the audited financial statements of the Surviving Corporation as of and for the Calculation Period ended March 31, 2025.

(b) In the event that the First Year Revenue Threshold has been achieved for the Calculation Period ended March 31, 2024, the Contingent Merger Consideration Recipients shall be entitled to receive, and Parent shall issue, 50% of the Contingent Merger Consideration Shares to the Contingent Merger Consideration Recipients on a pro rata basis in accordance with each Stockholder’s pro rata share (i.e., based on the number of Closing Merger Consideration Shares issued to each such Contingent Merger Consideration Recipient compared to the total number of Closing Merger Consideration Shares).

(c) In the event that the Second Year Revenue Threshold has been achieved for the Calculation Period ended March 31, 2025, the Contingent Merger Consideration Recipients shall be entitled to receive, and Parent shall issue, 50% of the Contingent Merger Consideration Shares to the Contingent Merger Consideration Recipients on a pro rata basis in accordance with each Contingent Merger Consideration Recipient’s pro rata share.

(d) If, after the Closing and prior to the expiration of the last Calculation Period, there occurs any transaction resulting in a Change in Control of Parent or the Surviving Corporation, then, prior to the effective time of such Change in Control, Parent shall issue to the Contingent Merger Consideration Recipients an amount equal to the Maximum Contingent Merger Consideration Shares, less the Contingent Merger Consideration Shares previously issued by Parent as of immediately prior to the Change in Control, and the recipients of such Contingent Merger Consideration Shares shall be eligible to participate in such Change in Control transaction with respect to such Contingent Merger Consideration Shares.

(e) During the Calculation Period, Parent shall take commercially reasonable efforts for Parent to remain listed as a public company on, and for the Parent Common Stock to be listed on and tradable over, Nasdaq; provided, however, that the foregoing shall not limit Parent from consummating a Change in Control or entering into a Contract that contemplates a Change in Control of Parent. Upon the consummation of any Change in Control of Parent during the Calculation Period, other than as set forth in Section 3.7(d), Parent shall have no further obligations pursuant to this Section 3.7(e).

(f) Except with respect to any amounts treated as imputed interest under Section 483 of the Code, any issuance of Contingent Merger Consideration Shares pursuant to this Section 3.7 shall be treated as an adjustment to the merger consideration by the parties for Tax purposes, unless otherwise required by a change in applicable Tax Law. Any Contingent Merger Consideration Shares that are issued pursuant to this Section 3.7 shall be treated as eligible for non-recognition treatment under Section 354 of the Code (and shall not be treated as “other property” within the meaning of Section 356 of the Code).

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3.8 Adjustment. The number of shares of Parent Common Stock constituting the Merger Consideration Shares and the Closing Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring prior to the date that the applicable Merger Consideration Shares are issued.

3.9 No Fractional Shares. No fractional shares of Parent Common Stock, or certificates or scrip representing fractional shares of Parent Common Stock, will be issued in connection with the conversion of the Company Capital Stock pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. After aggregating all shares of Company Capital Stock represented by all Company Stock Certificates and in book-entry form delivered by a holder thereof, any fractional share of Parent Common Stock will be rounded up to the nearest whole number of shares of Parent Common Stock.

3.10 Withholding. Parent, the Surviving Corporation, and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent and the Surviving Corporation shall provide notice of any withholding that either intends to make (or cause to be made) in connection with consideration payable or otherwise deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least five days prior to the date of the relevant payment and shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

3.11 Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Company Stock Certificate shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the portion of the Merger Consideration Shares to be paid in respect of the shares of Company Capital Stock formerly represented by such Company Stock Certificate as contemplated under this Article III.

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Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents filed prior to the date of this Agreement, other than any risk factor disclosures or other similar cautionary or predictive statements therein, and (ii) as set forth in the Schedules to this Agreement delivered by the Company to Parent concurrent with execution of this Agreement (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such Schedule relates (which qualify the correspondingly numbered representation, warranty or covenant specified therein), the Company hereby represents and warrants to Parent as follows:

4.1 Corporate Existence and Power. The Company and each other member of the Company Group is a corporation, limited liability company or legal entity duly incorporated, organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, in each case with respect to jurisdictions that recognize that concept or any equivalent thereof, in each case) under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be. The Company has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business as currently conducted. Each other member of the Company Group has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its portion of the Business as currently conducted, except where the failure to have such power or authority has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each other member of the Company Group is duly licensed or qualified to do business and is in good standing (or the equivalent thereof, in each case, with respect to jurisdictions that recognize that concept or any equivalent thereof, in each case) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each other member of the Company Group has offices located only at the addresses set forth on Schedule 4.1. The Company has made available to Parent, prior to the date of this Agreement, complete, current and accurate copies of the Company Articles of Incorporation and the Company’s Bylaws, and the comparable organizational or constitutive documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company Articles of Incorporation, the Company’s Bylaws and the comparable organizational or constitutive documents of the Company’s Subsidiaries so delivered are in full force and effect. The Company is not in violation of the Company Articles of Incorporation or the Company’s Bylaws and none of its Subsidiaries is in violation of such Subsidiaries’ respective comparable organizational or constitutive documents.

4.2 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Company Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement and the Additional Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

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(b) By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has: (i) approved the execution, delivery and performance by the Company of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which it is a party, and the transactions contemplated hereby and thereby, are in the best interests of the Company and the Company Stockholders; (iii) adopted this Agreement; and (iv) directed that the approval of this Agreement be submitted to the Company Stockholders and recommended the Agreement to the Stockholders and that the Company Stockholders approve this Agreement. The affirmative vote or written consent of Persons holding a majority of the voting power of the shares of Company Capital Stock (with holders of shares of Company Preferred Stock voting on an as-converted to Company Common Stock basis) entitled to vote thereon to approve this Agreement (the “Company Stockholder Approval”) is the only vote or consent of any of the holders of Company Capital Stock or any other class or series of capital stock of the Company that is necessary in order for the Company to consummate the Merger and the other transactions contemplated hereby.

4.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of the Parent Parties set forth in Section 5.3, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for (a) the filing of the Articles of Merger with the Secretary of State of the State of Nevada pursuant to the NRS, (b) the filing with the SEC of (i) the Proxy Statement and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Additional Agreements, or the transactions contemplated hereby or thereby, or (c) any consent, approval, license, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company or, after the Closing, to Parent or the Surviving Corporation.

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4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Company Articles of Incorporation or the Company’s Bylaws, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any member of the Company Group or to any of their respective properties, rights or assets, (c) except for the Contracts listed on Schedule 4.8 requiring Company Consents (but only as to the need to obtain such Company Consents), (i) require consent, approval, authorization, Order, waiver or other action under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, or (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or to a loss of any material benefit to which any member of the Company Group is entitled, in the case of each of clauses (i) - (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon any member of the Company Group or any of their respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s properties, rights or assets, or (e) require any consent, approval, authorization, Order, waiver, or other action from any Person pursuant to any provision of the Company Articles of Incorporation or Bylaws of the Company or the organizational or constitutive documents of any other member of the Company Group, except (1) for any such consent, approval, authorization, Order, waiver, or other action that shall be obtained (and a copy provided to Parent) prior to the Closing and (2) in the case of clauses (c) and (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, reasonably be expected to be material to the Company or, after the Closing, to Parent or the Surviving Corporation.

4.5 Capitalization.

(a) The authorized capital stock of the Company consists of 900,000,000 shares of Company Common Stock, of which 751,385,454 shares are issued and outstanding as of the date of this Agreement and 200,000,000 shares of Company Preferred Stock, of which 752,344 shares are issued and outstanding as of the date of this Agreement. As of the date hereof, there are 18,573,286 shares of Company Common Stock and no shares of Company Preferred Stock issuable under Company Warrants. No other shares of capital stock or other voting securities of the Company are authorized or reserved for issuance or, other than as set forth on Schedule 4.5(a), issued or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Articles of Incorporation and the Company’s Bylaws. No shares of Company Common Stock or Company Preferred Stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the NRS, the Company Articles of Incorporation or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). All outstanding shares of Company Common Stock and Company Preferred Stock are owned of record by the Persons set forth on Schedule 4.5(a) in the amounts set forth opposite their respective names. Schedule 4.5(a) contains a complete and correct list of each Company Warrant outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

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(b) Except for the Company Warrants, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares of Company Capital Stock or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company (including pursuant to any provision of Law, the Company Articles of Incorporation or any Contract to which the Company is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable). The Company has no issued, outstanding or authorized stock appreciation, phantom stock or similar rights.

4.6 Corporate Records. Since March 31, 2019 all proceedings of the Board of Directors of the Company, including all committees thereof, and of the Company Stockholders, and all consents to actions taken thereby, are, in all material respects, accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is true, correct and complete in all material respects.

4.7 Subsidiaries. Schedule 4.7 lists each Subsidiary of the Company (including its jurisdiction of incorporation or formation). All the issued and outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of the Company have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all Liens. Except for the Subsidiaries of the Company, the Company does not own, directly or indirectly, as of the date hereof, (a) any capital stock of, or other voting securities or other equity or voting interests in, any Person or (b) any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (i) a share of the profits and losses of, or distributions of assets of, any other Person or (ii) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other Person.

4.8 Consents. The Contracts listed on Schedule 4.8 are the only Contracts requiring a consent, approval, authorization, Order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”), except for any consent, approval, authorization, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material the Company or, after the Closing, to Parent or the Surviving Corporation.

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4.9 Financial Statements.

(a) The Company has delivered or made available to Parent (i) the audited consolidated balance sheets of the Company, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows, for the fiscal years ended March 31, 2022, March 31, 2021 and March 31, 2020 including the notes thereto (collectively, the “Annual Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2022 and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the three-month period then ended (the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein subject, in the case of the Unaudited Financial Statements, to normal audit adjustments and the absence of notes thereto. The Company Financial Statements were prepared from the Books and Records of the Company Group in all material respects. Since the Balance Sheet Date, except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b) Except: (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date; (iii) for liabilities that are executory obligations arising under Contracts to which a member of the Company Group is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) for liabilities set forth on Schedule 4.9(b), the Company Group does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(c) Except as set forth on Schedule 4.9(c), the Company Group does not have any Indebtedness.

(d) Except as may be specifically disclosed in the Company Financial Statements, since March 31, 2022 through the date hereof, the Company has not incurred any material losses in excess of $100,000.

4.10 Intentionally omitted.

4.11 Company SEC Documents.

(a) Since January 1, 2019, the Company has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Company with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements, or supplements thereto (collectively, the “Company SEC Documents”), and will use its commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents that it is required to file subsequent to the date of this Agreement and prior to the Closing, all of which the Company has made available to Parent through the SEC’s website the Company SEC Documents.

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(b) The Company SEC Documents were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Company SEC Documents did not, at the time they were filed with the SEC (except to the extent that information contained in any Company SEC Document or has been or is revised or superseded by a later filed Company SEC Document, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not, including through any Subsidiary of the Company, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

(d) The Company has complied in all material respects with all applicable Nasdaq listing and corporate governance rules and regulations. The books of account, minute books and transfer ledgers and other similar Books and Records of the Company and the other members of the Company Group have been maintained in accordance with good business practice, are complete and correct in all material respects, and there have been no material transactions that are required to be set forth therein that have not been so set forth.

(e) There are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing SEC review or investigation as of the date hereof.

(f) Except as is not required in reliance on exemptions from various reporting requirements by virtue of the Company’s status as a “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) the Company has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company Financial Statements for external purposes in accordance with U.S. GAAP and (ii) the Company has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) reasonably designed to ensure that all material information concerning the Company Group and other material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents.

4.12 Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, except as set forth on Schedule 4.12: (a) the Company and each other member of the Company Group has conducted their respective businesses in the ordinary course and in a manner consistent with past practices; (b) there has not been any Material Adverse Effect on the Company; and (c) neither the Company nor any other member of the Company Group has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 6.1, except where Parent has given such consent.

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4.13 Properties; Title to the Company’s Assets.

(a) Except as set forth on Schedule 4.13(a), all items of Tangible Personal Property are, to the Knowledge of the Company, in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, in each case in all material respects. All of the Tangible Personal Property is located at the offices or properties of the Company or another member of the Company Group.

(b) The Company or a Subsidiary of the Company has good, valid and marketable title in and to, or in the case of the Leases and the assets that are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 4.13(b), no such tangible asset is subject to any Lien other than Permitted Liens. The Company Group’s assets constitute all of the rights, properties, and assets of any kind or description whatsoever, including goodwill, necessary for the Surviving Corporation to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

4.14 Litigation. Except as set forth on Schedule 4.14, there is no Action pending or, to the Knowledge of the Company, threatened, against or affecting any member of the Company Group, any of the officers or directors of any member of the Company Group in their capacity as such, or any of the Company Group’s rights, properties or assets or that, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement and there are no outstanding judgments against any member of the Company Group or any of its respective rights, properties or assets. No member of the Company Group or any of its respective rights, properties or assets is, nor has been since March 31, 2019, subject to any Action.

4.15 Contracts.

(a) Schedule 4.15(a) sets forth a complete and correct list, as of the date of this Agreement, of all of the following Contracts as amended to date that are currently in effect (collectively, “Material Contracts”):

(i) Contracts with the top 10 customers and partners based on amounts paid by the Company in the 12-month period immediately preceding the Balance Sheet Date;

(ii) Contracts with the top 10 vendors and suppliers based on amounts paid by the Company in the 12-month period immediately preceding the Balance Sheet Date;

(iii) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $100,000 or more and, in each case, that is not terminable by the applicable member(s) of the Company Group without penalty upon less than 30 days’ prior written notice (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

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(iv) each Contract with any current officer, director, employee or consultant of any member of the Company Group, under which the Company Group: (A) has continuing obligations for payment of an annual compensation of at least $100,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Additional Agreement or as a result of a Change in Control of the Company;

(v) all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which any member of the Company Group is a party;

(vi) all Contracts relating to any acquisitions or dispositions of material assets by any member of the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices);

(vii) all IP Contracts, separately identifying all such IP Contracts under which any member of the Company Group is obligated to pay royalties thereunder and all such IP Contracts under which any member of the Company Group is entitled to receive royalties hereunder;

(viii) all Contracts limiting the freedom of any member of the Company Group to compete in any line of business or industry, with any Person or in any geographic area;

(ix) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by any member of the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(x) all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which any member of the Company Group holds a leasehold interest (including the Lease) and that involve payments to the lessor thereunder in excess of $100,000 per year;

(xii) all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness), except any such Contract with an aggregate outstanding principal amount not exceeding $50,000;

(xiii) all Contracts relating to the voting or control of the Equity Interests of any member of the Company Group or the election of directors of any member of the Company Group (other than the organizational or constitutive documents of any member of the Company Group);

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(xiv) all Contracts not cancellable by the Company Group with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $100,000 per the terms of such contract;

(xv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement;

(xvi) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Additional Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Additional Agreement; and

(xvii) all collective bargaining agreements or other agreement with a labor union or labor organization.

(b) Each Material Contract is (i) valid and binding on the applicable member(s) of the Company Group and, to the Company’s Knowledge, the counterparties thereto, (ii) in full force and effect, and (iii) enforceable by and against the member(s) of the Company Group that are a party thereto and, to the Company’s Knowledge, each counterparty thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company Group nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. No member of the Company Group has assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto (other than, in each case, to another member of the Company Group).

(c) Each member of the Company Group is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness to which it is a party. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness, other than to the extent any such event of default would not have a Material Adverse Effect on the Company.

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4.16 Licenses and Permits. Schedule 4.16 sets forth a complete and correct list of each Permit except for such Permits that are immaterial to the Company Group, taken as a whole, together with the name of the Authority issuing the same. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, to the Company’s Knowledge, such Permits are valid and in full force and effect and none of such Permits will, to the Company’s Knowledge, be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Additional Agreement. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, no member of the Company Group is in material breach or violation of, or material default under, any such Permit issued to it, and, to the Company’s Knowledge, no basis (including the execution of this Agreement and the other Additional Agreements to which the Company is a party and the consummation of the transactions contemplated by this Agreement or any Additional Agreement) exists that, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Authority grounds to suspend, revoke, or terminate any such Permit. The Company has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any material violation of any such Permit. Neither the Company Group, nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, has made any false statement in, or omission from, the Permits required to be set forth on Schedule 4.16 or any applications, reports, or other submissions to or correspondence with any Authority in connection therewith. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, there has not been and there is not any pending or, to the Company’s Knowledge, threatened, any Action, investigation or disciplinary proceeding by or from any Authority against the Company involving any Permit required to be set forth on Schedule 4.16, and the Company Group has not received any written communications from any Authority notifying the Company of a Permit it does not currently possess, or has not applied for, that is required in connection with the Company’s operation of the Business.

4.17 Compliance with Laws.

(a) Each member of the Company Group currently conducts and, since March 31, 2019, has conducted, its part of the Business in compliance in all material respects with all applicable Laws and Orders and is not and, since March 31, 2019, has not been, in violation of any applicable Law or Order in any material respect. Since March 31, 2019, (i) no Action by any Authority or other adversarial litigant is pending or, to the Knowledge of the Company, threatened, alleging any such violation or noncompliance by a member of the Company Group, and (ii) no member of the Company Group has been threatened in writing or, to the Company’s Knowledge, orally, to be charged with, or given written or, to the Company’s Knowledge, oral, notice of any material violation of any material Law or Order applicable to it. Without limiting the generality of the foregoing, each member of the Company Group is, and since March 31, 2019 has been, in compliance in all material respects with: (i) every Law applicable to it due to the specific nature of the Business, including Data Protection Laws; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to it; (iii) the Federal Food, Drug, and Cosmetic Act (the “FFDCA”) and U.S. Food and Drug Administration (“FDA”) regulations promulgated thereunder; (iv) the Federal Trade Commission Act (the “FTC Act”) and FTC regulations promulgated thereunder; (v) United States Department of Agriculture rules and regulations; (vi) the California Safe Drinking Water and Toxic Enforcement Act of 1986 without reliance on any exemption codified at 27 California Code of Regulations § 25501; (vii) all applicable U.S. state and local Laws governing the breeding, harvesting, manufacturing, processing and distribution of aquaculture; and (viii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. Since March 31, 2019, no member of the Company Group has been threatened or charged in writing (or to the Company’s Knowledge, orally) with or given written (or to the Company’s Knowledge, oral) notice of any actual or potential violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Authority and, to the Company’s Knowledge, the Company Group is not under any investigations with respect to any such Law. Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, has received any written or, to the Company’s Knowledge, oral, notice, order, complaint or correspondence that would restrict the ability of the Company Group to produce, sell, market, or distribute any Company Product as it is being produced, sold, marketed, or distributed currently or in the future.

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(b) The Company Group makes reasonable efforts to confirm that all labeling, marketing, and advertising claims regarding any Company Product or technology (including express and implied claims) made by or on behalf of the Company Group are adequately substantiated and comply with all applicable Law, including but not limited to the FFDCA, the FTC Act, and equivalent state and local Law.

(c) Since December 31, 2018, neither the Company Group, nor, to the Knowledge of the Company, any Person acting on behalf of the Company Group, has been the subject of any ban, suspension, recall, market withdrawal, inventory destruction, safety alert, or other notice relating to an alleged lack of safety or regulatory compliance involving a Company Product, whether voluntarily or as required by any Authority. To the Company’s Knowledge, there are presently no facts or circumstances that exist that could reasonably be expected to result in any such actions.

(d) All activities related to the breeding, harvesting, processing, holding, packaging, and distribution of Company Product by, or on behalf of, the Company Group is and has at all times been conducted in material compliance with all applicable U.S. food safety Laws. The Company Group maintains and follows standard operating procedures related to the breeding, harvesting, processing, holding, packaging, and distribution of Company Products that are adequate to ensure that Company Products intended for distribution will conform to specifications and the regulations established therefor, and will be safe for their intended use.

(e) Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.18 Intellectual Property.

(a) The Company Group is the sole and exclusive owner of each item of Company Owned IP, free and clear of any Liens (except for Permitted Liens). To the Knowledge of the Company, the Company Group is the sole and exclusive licensee of each item of Company Exclusively Licensed IP, free and clear of any Liens. The Company Group has a valid right to use the Company Licensed IP as currently used.

(b) Schedule 4.18(b) sets forth a complete and correct list of all: (i) Registered Owned IP; (ii) unregistered material Trademarks constituting Company Owned IP; (iii) Domain Names constituting Company Owned IP; and (iv) all social media handles constituting Company Owned IP, accurately specifying as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identify details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Registered Owned IP has been issued or registered or in which an application for such issuance or registration has been filed.

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(c) All Registered Owned IP is subsisting and valid and enforceable. All Registered Exclusively Licensed IP All Registered Owned IP is subsisting and to the Knowledge of the Company valid and enforceable. All Persons (including members of the Company Group) have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. Since March 31, 2017, no Registered Owned IP is or has been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. Since March 31, 2017, there have been no claims filed, served or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered Owned IP. All registration, maintenance and renewal fees currently due in the next 90 days in connection with any Registered Owned IP have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company Group’s ownership or interests therein.

(d) To the Knowledge of the Company, the operation of the Business as currently conducted and as conducted since March 31, 2017 does not conflict with, infringe, misappropriate, or otherwise violate any Intellectual Property Right of any third Person. Since March 31, 2017, there have been no claims filed, served, or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no Actions pending that involving a claim against a member of the Company Group by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, since March 31, 2017, no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Company IP.

(e) Since March 31, 2017, no member of the Company Group has filed, served, or threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company IP. There are no Actions pending that involving a claim against a third Person by a member of the Company Group by a third Person alleging infringement or misappropriation of Company IP. No member of the Company Group is subject to any Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by it.

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(f) Except as disclosed on Schedule 4.18(f), each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar written Contract with a member of the Company Group under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to one or more members of the Company Group (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the applicable member(s) of the Company Group’s confidential information both during and after the term of such Person’s employment or engagement. To the extent that any such proprietary information and/or inventions agreement or other similar written Contract permitted any such employee, agent, consultant, or contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, or contractor excluded Intellectual Property that was related to the Business. To the Knowledge of the Company, no employee, agent, consultant, or contractor of any member of the Company Group is or has been in violation of any term of any such Contract.

(g) To the Knowledge of the Company, no government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Company Owned IP.

(h) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Company Owned IP, or any material item of Company Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by any member of the Company Group in order to use or exploit any other such Intellectual Property to the same extent as the Company Group was permitted immediately before the Closing.

(i) Except with respect to the agreements listed on Schedule 4.18(i), no member of the Company Group is obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j) The Company Group has exercised reasonable efforts necessary to maintain, protect and enforce the confidentiality of all Trade Secrets constituting Company Owned IP and all other material Confidential Information. No Company IP is subject to any technology or source code escrow arrangement or obligation. No Persons other than the Company Group and their employees and contractors (i) have a right to access or possess any source code of the Software constituting the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. One or more members of the Company Group is in actual possession of the source code of any Software constituting Company Owned IP.

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(k) The Company Group has a privacy policy regarding the collection, use or disclosure of Personal Information in connection with the operation of the Business (the “Privacy Policy”) that is made available to all visitors to the Sites prior to the collection of any Personal Information in the possession, custody, or control, or otherwise held or Processed by, or on behalf of the Company Group. For purposes of this subsection (k), “Sites” means any websites or applications made available to the general public provided by or on behalf of one or more members of the Company Group. The Privacy Policy accurately describes the Company Group’s data collection, disclosure and use practices, complies with all Laws, and is consistent with good industry practice, and none of the marketing materials and/or advertisements made, or provided by or on behalf of, the Company Group have been inaccurate in a material way, misleading in a material way, or unfair or deceptive in violation of applicable Laws.

(l) In connection with its Processing of any Personal Information, the Company is and has been in compliance with all applicable Laws, including without limitation all Data Privacy Laws and Laws related to data loss, theft, and security breach notification obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure of any Personal Information for which the Company would be required to make a report to an Authority, a data subject, or any other Person. In addition, the Company Group has in place and since March 31, 2019 has had in place commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding its collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company Group has complied in all respects with such privacy policies, rules, and procedures in connection with any collection, use, or disclosure by the Company Group of any Personal Information of any Person. The Company Group has not been subject to and, to the Knowledge of the Company, there are no, complaints to or audits, proceedings, investigations or claims pending against any member of the Company Group by any Authority or by any other Person in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company (i) has implemented commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the Company from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse, and (ii) requires by written contract all material third party providers and other persons who have or have had access to Personal Information, or who Process Personal Information on Company’s behalf to implement, appropriate security programs and policies consistent with the Data Protection Laws. Without limiting the generality of the foregoing, since March 31, 2019, to the Knowledge of the Company, the Company Group has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company Group (including by any agent, subcontractor, or vendor of the Company Group).

(m) The Software that constitutes Company Owned IP and all Software that is used by the Company Group is, to the Knowledge of the Company, free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company Group has not incorporated Publicly Available Software into the Company Group’s products and services, and the Company Group has not distributed Publicly Available Software as part of the Company Group’s products and services other than as set forth on Schedule 4.18(m) in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The Company Group is in material compliance with all Publicly Available Software license terms applicable to any Publicly Available Software licensed to or used by the Company Group. No member of the Company Group has received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Publicly Available Software.

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(n) The Company Group has implemented and maintained (or, where applicable, has required its vendors to maintain), consistent with commercially reasonable and industry practices and in compliance with its contractual obligations to other Persons, reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company Group in connection with the operation of the Business (the “Company Information Systems”). There has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operation of the Business. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the Company Group.

(o) The Company Group is not bound by, and has not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company Group is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Setting Body”) that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Setting Body or its other members, other than the Standards Setting Agreements. Schedule 4.18(o) sets forth a listing of the membership agreements and other Contracts relating to such Standards Bodies, to which any member of the Company Group is bound (collectively, “Standards Setting Agreements”). True, complete and correct copies of all Standards Setting Agreements have been delivered or otherwise made available to Parent. The Company Group has not made any written Patent disclosures to any Standards Setting Body. The Company Group is in material compliance with all Standards Setting Agreements that relate to Intellectual Property. The Company is not engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property or with any third Persons with respect to Company Group’s conduct with respect to any Standards Setting Body.

4.19 Accounts Payable; Affiliate Loans.

(a) The accounts payable of the Company Group reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course of business consistent with past practices.

(b) The information set forth on Schedule 4.19(b) separately identifies any and all accounts, receivables or notes of the Company Group that are owed by any Affiliate of the Company Group. Except as set forth on Schedule 4.19(b), no member of the Company Group is indebted to any of its Affiliates and no Affiliates are indebted to a member of the Company Group.

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4.20 Employees; Employment Matters.

(a) Schedule 4.20(a) sets forth a complete and correct list of the five highest compensated officers or employees of the Company Group as of the date hereof, setting forth each such person’s name, title, current base salary or hourly rate, total compensation (including bonuses and commissions) for the fiscal years ended March 31, 2022 and 2021, employer, hire date, status as exempt or non-exempt from overtime Laws, and leave status.

(b) No member of the Company Group is a party to any collective bargaining agreement or similar labor agreement with respect to its employees, and, since March 31, 2019, there has been no activity or proceeding by a labor union, other labor organizations or representative thereof to organize any employees of the Company Group. There is no labor strike, picketing, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened, against any member of the Company Group, and, since March 31, 2019, no member of the Company Group has experienced any strike, material slowdown, picketing, material work stoppage or lockout by or with respect to its employees. To the Knowledge of the Company, no member of the Company Group is subject to any attempt by any union or other labor organization to represent Company Group employees as a collective bargaining agent.

(c) There are no pending or, to the Knowledge of the Company, threatened, Actions against any member of the Company Group under any worker’s compensation policy or long-term disability policy. There are no material liabilities, whether contingent or absolute, of the Company Group relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier. With respect to each Plan and with respect to each state workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under such insurance policy or fund have been paid. There is no unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened, before any applicable Authority relating to employees of the Company Group. Since March 31, 2019, the Company Group has not engaged in, and is not currently contemplating, any location closing, employee layoff, relocation activities or similar event that would trigger the WARN Act or any similar state or local statute, rule or regulation.

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(d) The Company Group: (i) is, and since March 31, 2019, has been, in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, terms and conditions of employment, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including, but not limited to sexual harassment), anti-retaliation, immigration, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, and the collection and payment of withholding or social security Taxes; (ii) is not and, since March 31, 2019, has not been, liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing (except for wages and withholding thereon in the ordinary course of business and consistent with past practice for the current payroll period); (iii) is not and, since March 31, 2019, has not been, liable for any payment to any trust or other fund or to any Authority with respect to unemployment compensation benefits, social security or other benefits for employees of the Company Group (other than routine payments to be made in the normal course of business and consistent with past practice for the current payroll period); and (iv) is not and, since March 31, 2019, has not been, party to or bound by any consent decree with or citation by any Authority relating to employees or employment practices. Since March 31, 2019, no audits have been conducted, or are currently being conducted, or, to the Knowledge of the Company, are threatened to be conducted, by any Authority with respect to applicable Laws regarding employment or labor Laws. No employee of the Company Group has, since March 31, 2019, brought or, to the Knowledge of the Company, threatened to bring, a claim for unpaid compensation, including overtime amounts.

(e) The Company Group has complied, in all material respects, with all Laws relating to the verification of identity and employment authorization of individuals employed in the United States, and no member of the Company Group currently employs, or since March 31, 2019 has employed, any individual who was not permitted to work in the jurisdiction in which such individual was employed. No audit by any Authority is currently being conducted, is pending or, to the Knowledge of the Company, is threatened to be conducted, in respect to any foreign workers employed by any member of the Company Group. Schedule 4.20(e) sets forth each individual who is employed by any member of the Company Group pursuant to a visa and, with respect to each such individual, (i) the expiration date of such visa and (ii) whether the applicable member of the Company Group has made any attempts to renew such visa.

(f) To the Knowledge of the Company, no key employee or officer of the Company Group is a party to or is bound by any confidentiality agreement, non-competition or other restrictive covenant agreement or other contract (with any Person) that would materially interfere with: (i) the performance by such officer or key employee of any of his or her duties or responsibilities as an officer or employee of the Company Group or (ii) the Company’s business or operations. No key employee or officer of the Company Group has given written notice of their definite intent to terminate their employment with the Company or, to the Knowledge of the Company, has plans to terminate their employment with the Company Group, nor does the Company have any present intention to terminate the employment of any of the foregoing.

(g) Except as set forth on Schedule 4.20(g), the employment of each of the employees of the Company Group is terminable at will without any penalty or severance obligation on the part of the Company Group. All material sums due for employee compensation and all vacation time owing to any employees of any member of the Company Group, and all fees owing to any independent contractors and consultants, have been duly accrued on the accounting records of the applicable member of the Company Group.

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(h) Each current and former employee and officer, and where appropriate, each independent contractor and consultant, of any member of the Company Group who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar agreement (each, an “IP Assignment Agreement”). To the Knowledge of the Company, no such current or former employees, officers or consultants are or were, as the case may be, in violation thereof. Other than with respect to exclusions previously accepted by the Company involving works or inventions unrelated to the business of the Company Group, no current or former employee, officer or consultant of any member of the Company Group has disclosed excluded works or inventions made prior to his, her, or its employment or consulting relationship with the applicable member of the Company Group from his, her or its assignment of inventions pursuant to such employee, officer or consultant’s IP Assignment Agreement.

(i) Schedule 4.20(i) sets forth a list of the name of each Person currently engaged by the Company Group as a consultant or an independent contractor (including any Person engaged through any arrangement with such Person’s loan-out or similar company), including for each such Person the following: (A) name, (B) principal location of engagement, (C) engagement or start date, (D) compensation structure, (E) average monthly compensation and (F) nature of services provided. With regard to any individual who performs or performed services for the Company Group and who is not treated as an employee for Tax purposes by the Company Group, the Company Group has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes, and the Company Group does not have any Liability by reason of any individual who performs or performed services for the Company Group, in any capacity, being improperly excluded from participating in any Plan. Each individual engaged by a member of the Company Group as an independent contractor or consultant is, and since March 31, 2019 has been, properly classified by the applicable member of the Company Group as an independent contractor, and no member of the Company Group has received any notice from any Authority or Person disputing such classification. Each of the employees of the Company Group is, and since March 31, 2019 has been, properly classified by the Company Group as “exempt” or “non-exempt” under applicable Law.

(j) There is no, and since March 31, 2019 there has been no, written notice provided to any member of the Company Group of any claim or litigation relating to, or any complaint or allegation of, discrimination, retaliation, wrongful termination, constructive termination, harassment (including sexual harassment), sexual misconduct, or wage and hour violation against the Company Group; nor there is any pending obligation for any member of the Company Group under any settlement or out-of-court or pre-litigation arrangement relating to such matters nor, to the Knowledge of the Company, has any such litigation, settlement or other arrangement been threatened.

(k) Since March 31, 2019, the Company Group has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence claims or complaints reported to the appropriate Company personnel or third-party Persons retained by the Company Group to receive such claims or complaints relating to current and/or former employees of any member of the Company Group or third-parties who interacted with current and/or former employees of such member of the Company Group. With respect to each such claim or complaint with potential merit, the Company Group has taken corrective action. Further, to the Knowledge of the Company, no allegations of sexual harassment have been made to any member of the Company Group against any individual in his or her capacity as director or an employee of a member of the Company Group.

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(l) As of the date hereof and since March 31, 2019, there have been no audits by any Authority, nor have there been any charges, fines, or penalties, including those pending or threatened, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSHA”) against the Company Group. The Company Group is in compliance in all material respects with OSHA and there are no pending appeals of any Authority’s decision or fines issued in relation to OSHA.

(m) There have been no, and there are no pending or anticipated layoffs, leaves of absence or terminations of employment in respect to the employees of the Company as a result of the COVID-19 pandemic. The Company Group has promptly and thoroughly investigated all occupational safety and health complaints, issues, or inquiries related to the COVID-19 pandemic. With respect to each occupational safety and health complaint, issue, or inquiry related to the COVID-19 pandemic, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further spread of COVID-19 within the Company Group’s workplace.

(n) Except as set forth on Schedule 4.20(n), the Company Group has not paid or promised to pay any bonus or commission to any employee in connection with the consummation of the transactions contemplated hereby.

4.21 Withholding. Except as disclosed on Schedule 4.21, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by Contract, or attributable to payments by the Company Group to trusts or other funds or to any Authority, with respect to unemployment compensation benefits or social security benefits for its employees through the date hereof, have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Schedule 4.21, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business consistent with past practices), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

4.22 Employee Benefits.

(a) Schedule 4.22(a) sets forth a complete and correct list of all Plans. With respect to each Plan, the Company has made available to Parent or its Representatives a true, complete and correct copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual report on Form 5500 and accompanying schedules; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or advisory letter received by the Company Group from the Internal Revenue Service regarding the tax-qualified status of such Plan; and (vi) the three most recent written results of all required compliance testing.

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(b) None of the Company Group, or any ERISA Affiliate, maintains or contributes to or has, within the six-year period immediately prior to the Closing Date, had any Liability (contingent or otherwise) with respect to: (i) any “multiemployer plan,” as that term is defined in Section 4001 of ERISA; (ii) any “employee benefit plan” subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” (within the meaning of the Code or ERISA), (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (v) a plan sponsored by a human resources or benefits outsourcing entity, professional employer organization or other similar vendor or provider. No member of the Company Group, or any ERISA Affiliate, has withdrawn at any time since March 31, 2019 from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and, to the Knowledge of the Company, no circumstances exist that could reasonably be expected to result in any such liability to the Company Group with respect to any multiemployer plan.

(c) With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or may rely upon opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d) There are no pending or, to the Knowledge of the Company, threatened, Actions against or relating to the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any Plan with respect to the operation of such Plan (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Authority.

(e) Each Plan has been established, administered, and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable Laws. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f) None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA, or any other applicable Law. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply.

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(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event): (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company Group with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from any member of the Company Group as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i) Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in material documentary compliance with, and has been administered in material compliance with, Section 409A of the Code.

(j) Each Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 has been established, maintained, and administered in compliance with the requirements thereof.

(k) All Plans subject to the laws of any jurisdiction outside of the United States (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

4.23 Real Property.

(a) Except as set forth on Schedule 4.23, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license, or other occupancy agreement. The Leases are the only Contracts pursuant to which the Company Group leases any Real Property or right in any Real Property. The Company has provided or made available to Parent and Merger Sub accurate and complete copies of all Leases. Each member of the Company Group holds a good and valid leasehold estate in its respective offices described on Schedule 4.23, free and clear of all Liens except for Permitted Liens. The Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by any member of the Company Group or served upon any member of the Company Group claiming any violation of any local zoning ordinance.

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(b) With respect to each Lease: (i) it is valid and binding on and enforceable against the member of the Company Group that is a party to such Lease and, to the Company’s Knowledge, the counterparties thereto, in each case in accordance with its terms and, with respect to enforceability, to the Enforceability Exceptions; (ii) it is in full force and effect; (iii) the applicable member of the Company Group has paid all rents and additional rents and other sums, expenses, and charges due and payable by it thereunder; (iv) the applicable member of the Company Group has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (v) no waiver, indulgence or postponement of the applicable member of the Company Group’s obligations thereunder has been granted by the lessor; (vi) the applicable member(s) of the Company Group has performed all material obligations imposed on it under such Lease and there exist no material default or event of default thereunder by any member of the Company Group or, to the Company’s Knowledge, by any other party thereto; (vii) there exists, to the Company’s Knowledge, no occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by any member of the Company Group thereunder; (viii) to the Knowledge of the Company, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder; and (ix) the applicable member of the Company Group has not exercised early termination options, if any, under such Lease. The applicable member of the Company Group holds the leasehold estate established under the Leases free and clear of all Liens, except for Permitted Liens and Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and, to the Company’s Knowledge, there are no material repair or restoration works likely to be required in connection with such leased Real Property. A member of the Company Group is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. No member of the Company Group owes any brokerage commission with respect to any Real Property. With respect to alterations or improvements made by a member of the Company Group that require restoration by it upon the expiration or the earlier termination of the applicable Leases in accordance with the terms of such Leases, the cost of the Company Group’s restoration obligations will not exceed $25,000 in the aggregate.

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4.24 Tax Matters. Except as set forth on Schedule 4.24:

(a) (i) The Company Group has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes (whether or not shown on such material Tax Returns) that have become due; (ii) all such Tax Returns are true, correct, complete and accurate in all material respects; (iii) to the Knowledge of the Company, there is no Action pending, or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) the Company has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company Group; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company has provided or made available to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after for which the statute of limitations has not expired; (xi) the Company Group is not nor has it ever been a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any customary commercial contract the principal purpose of which is not Taxes); (xii) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xiii) the Company has no liability for the Taxes of any other Person (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract or (C) otherwise by operation of applicable Law; (xiv) to the Knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period that, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; (xv) no member of the Company Group has requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvi) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xvii) the Company has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law; and (xviii) the Company has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b) No member of the Company Group will be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (vi) an election under Section 108(i) of the Code made on or before the Closing; (vii) an entity in the Company Group that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing; (viii) “global intangible low-taxed income” of the Company or any of its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing; or (ix) an election made pursuant to Section 965(h) of the Code.

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(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) No member of the Company Group has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

4.25 Environmental Laws. The Company Group is, and since March 31, 2019, has been in compliance in all material respects with all Environmental Laws, and there are no, and since March 31, 2019 there have not been, any Actions pending or, to the Knowledge of the Company, threatened, against the Company Group alleging any failure to so comply. No member of the Company Group has: (a) received any notice of any alleged claim, violation of or liability under any Environmental Law or any claim of potential liability with regard to any Hazardous Material; (b) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material; arranged for the disposal, discharge, storage or release of any Hazardous Material; or exposed any employee or other individual or property to any Hazardous Material; or (c) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activity. There are no Hazardous Materials in, on or under any properties currently or formerly owned, leased, or used at any time by the Company Group.

4.26 No Finders’ Fees. Except as set forth in Schedule 4.26, there is no investment banker, broker, finder, or other intermediary that has been retained by or is authorized to act on behalf of the Company or any other member the Company Group or any of its respective Affiliates who is entitled to any fee or commission from the Company, any other member of the Company Group, Merger Sub, Parent or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or any of the Additional Agreements.

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4.27 Directors and Officers. Schedule 4.27 sets forth a complete and correct list of all directors and officers of each member of the Company Group.

4.28 Anti-Money Laundering Laws.

(a) The Company Group currently is and, since March 31, 2019, has been, in compliance with applicable Laws in all applicable jurisdictions related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries, (v) anti-boycott regulations, as administered by the U.S. Department of Commerce, and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), is or is acting under the direction of, on behalf of or for the benefit of a Person that is: (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) The Company has not received written notice of, nor, to the Knowledge of the Company, any of its Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

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4.29 Insurance. All liability, property, workers’ compensation, and other insurance policies currently in effect that are owned or held by any member of the Company Group are set forth on Schedule 4.29, and such policies are in full force and effect. All premiums due and payable on such policies as of the date of this Agreement have been paid, and no notice of cancellation or termination has been received by the applicable member of the Company Group with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation or termination. There is no claim by any member of the Company Group or, to the Company’s Knowledge, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies except as would not reasonably be expected to be material to the Company. There is no existing default or event that, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which any member of the Company Group is a party are sufficient for compliance with all requirements of all Material Contracts to which it is a party or by which it is bound, and, in light of the nature of the Business and the Company Group’s assets and properties, are in amounts and have coverage as are carried by Persons engaged in similar business and having similar assets and properties. Since March 31, 2019, no member of the Company Group has been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements. Except as set forth on Schedule 4.29, no fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the Company Group.

4.30 Related Party Transactions. Except as set forth on Schedule 4.30, as contemplated by this Agreement, or as provided in the Company Financial Statements, no Affiliate of the Company Group, current or former director, manager, officer or employee of any Person in the Company Group or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with any member of the Company Group, (b) owns any asset, property or right, tangible or intangible, that is used by any member of the Company Group, or (c) is a borrower or lender, as applicable, under any Indebtedness owed by or to any member of the Company Group since March 31, 2019, other than (i) Contracts with respect to or relating to employment or similar arrangements, including equity compensation awards, that are disclosed on Schedule 4.15(a)(x), and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(a) or entered into in accordance with Section 6.1(a).

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Article V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, other than any risk factor disclosures or other similar cautionary or predictive statements therein, Parent and Merger Sub (each sometimes referred to individually as a “Parent Party” and collectively as the “Parent Parties”) hereby represent and warrant to the Company as follows:

5.1 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Merger Sub is Parent’s only Subsidiary. Each Parent Party has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted. Each Parent Party is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect in respect of the Parent Parties. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

5.2 Corporate Authorization. Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Parent Stockholder Approval. The execution and delivery by each of the Parent Parties of this Agreement and the Additional Agreements to which it is a party and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Parent Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which such Parent Party is a party have been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Agreement and the Additional Agreements to which such Parent Party is a party constitute a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with their respective terms, subject to the Enforceability Exceptions. The approval of the Merger and this Agreement by the affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present, is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Merger (the “Parent Stockholder Approval”) and the consummation of the other transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of the Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

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5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of the Company set forth in Section 4.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, authorization, Order, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (b) the filing with the SEC of (i) the Form S-4 and the declaration of the effectiveness thereof by the SEC and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Additional Agreements, or the transactions contemplated hereby or thereby, or (c) any consent, approval, license, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to Parent or Merger Sub.

5.4 Non-Contravention. The execution, delivery and performance by a Parent Party of this Agreement or the consummation by a Parent Party of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon the Parent Parties, (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Parent Parties or to a loss of any material benefit to which any Parent Party is entitled, in the case of each of clauses (i) – (iv), under any provision of any material Contract to which a Parent Party is a party, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any Parent Party’s properties, rights or assets, in the cases of clauses (b) through (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Parent Parties.

5.5 Finders’ Fees. Except for the Persons identified on Schedule 5.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The Closing Merger Consideration Shares and Contingent Merger Consideration Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock of which 14,718,499 shares of Parent Common Stock are issued and outstanding, 11,843,500 Parent Rights are issued and outstanding, each entitling the holder to receive one-tenth of one share of Parent Common Stock, and 11,843,500 Parent Warrants (inclusive of Parent Warrants included in any outstanding Parent Units) exercisable for 11,843,500 shares of Parent Common Stock are issued and outstanding. No other shares of capital stock or other securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the General Corporation Law of the State of Delaware (the “DGCL”), Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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(b) Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. Parent owns all of the issued and outstanding shares of Merger Sub Common Stock and no other shares of capital stock or other securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

5.9 Trust Fund. As of the date of this Agreement, Parent has at least $115,000,000 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) located in the United States and such monies are invested in specified U.S. government treasury bills or in specified money market fund and held in trust by the Trustee pursuant to the trust agreement dated as of the date of the Prospectus, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in the IPO who shall have elected to redeem their shares of Parent Common Stock pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

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5.10 Listing. The Parent Common Stock, Parent Units, Parent Warrants and Parent Rights, are listed on Nasdaq, with trading tickers “YOTAU,” “YOTA,” “YOTAW,” and “YOTAR”.

5.11 Board Approval.

(a) By resolutions duly adopted (and not thereafter modified or rescinded) by Parent’s Board of Directors (including any required committee or subgroup of such board), the Board of Directors of Parent has unanimously (i) approved the execution, delivery and performance by Parent and Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; determined that this Agreement, the Additional Agreements to which a Parent Party is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of Parent and Parent’s stockholders; (iii) directed that the Parent Proposals be submitted to Parent’s stockholders for consideration at the Parent Stockholder Meeting, (iv) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s amended and restated certificate of incorporation and (v) recommended to Parent’s stockholders to adopt and approve each of the Parent Proposals (“Parent Board Recommendation”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by Merger Sub’s Board of Directors (including any required committee or subgroup of such board), Merger Sub’s Board of Directors has, unanimously (i) approved the execution, delivery and performance by Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein, (ii) declared the advisability of the transactions contemplated by this Agreement, (iii) determined that the transactions contemplated hereby are in the best interests of its sole stockholder and (iv) recommended to Merger Sub’s sole stockholder to adopt this Agreement.

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5.12 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing (the “Additional Parent SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two Business Days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Form 8-Ks filed since its initial public offering, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12(a)) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iii) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b) Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

5.13 Certain Business Practices. Neither Parent nor any Representative of Parent has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. Neither Parent nor any director, officer, agent or employee of Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business of Parent and (ii) subject Parent to suit or penalty in any private or governmental Action.

5.14 Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

5.15 Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries, on the other hand.

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5.16 Litigation. There is no (a) Action pending or, to the Knowledge of Parent, threatened against Parent or any of its subsidiaries or any of its or their respective officers or directors or that affects its or their assets or properties or which, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement, or (b) Order outstanding against Parent or any of its subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

5.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in Parent SEC Documents, Parent does not have any Indebtedness or other liabilities other than liabilities for expense incurred in connection with the transactions contemplated by this Agreement.

5.18 Tax Matters.

(a) (i) Parent has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due (whether or not shown on such Tax Returns); (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) to the Knowledge of Parent, there is no Action, pending or proposed in writing, with respect to Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended, which waiver or extension is in effect; (v) Parent has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Parent; (vi) Parent has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to Parent; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns, asserting that Parent is or may be subject to Tax in such jurisdiction, Parent is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of Parent members by virtue of having a permanent establishment or other place of business in that country, and the members of Parent are and have always been tax residents solely in their respective countries of incorporation or formation; (x) Parent has provided to Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period since its formation; (xi) there is no outstanding power of attorney from Parent authorizing anyone to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (xii) Parent is not, and has never been, a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any customary commercial contract the principal purpose of which is not Taxes); (xiii) Parent has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent); (xiv) Parent has no liability for the Taxes of any other Person: (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract or (3) otherwise by operation of applicable Law; (xv) no issue has been raised by a Taxing Authority in any prior Action relating to the Parent with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Parent for any other period; (xvi) Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvii) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xviii) the Parent has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law); and (xix) Parent has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

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(b) Parent will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (vi) an election under Section 108(i) of the Code made on or before the Closing; (vii) the Parent being treated as a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing, (viii) “global intangible low-taxed income” of the Company or any of its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing, or (ix) election made pursuant to Section 965(h) of the Code.

(c) The unpaid Taxes of Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the financial statements of Parent and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Return.

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(d) Parent has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) Parent is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) Parent has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Parent and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Parent up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

Article VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a) Except as expressly contemplated by this Agreement or the Additional Agreements, as required by applicable Law, as set forth on Schedule 6.1(a), or as consented to in writing (which shall not be unreasonably conditioned, withheld or delayed) by Parent, with respect to any deviation by the Company, or the Company, with respect to any deviation by Parent or Merger Sub, from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall (i) conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, (ii) duly and timely file all Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period, (iii) duly observe and comply with all applicable Law and Orders, and (iv) use its commercially reasonable efforts to preserve intact in all material respects its business organization, assets, Permits (with respect to the Company only), properties, and material business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties.

(b) Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Additional Agreements, as required by applicable Law, or as set forth on Schedule 6.1(b), during the Interim Period, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, or permit its Subsidiaries to:

(i) amend, modify, or supplement its articles of incorporation or bylaws or other organizational or governing documents except as contemplated hereby, or engage in any reorganization, reclassification, liquidation, dissolution, or similar transaction;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, (A) in the case of the Company, any Material Contract, or (B) in the case of Parent, any material contract, agreement, lease, license, or other right or asset of Parent;

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(iii) other than in the ordinary course of business, modify, amend, or enter into any contract, agreement, lease, license, or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by the Company or Parent, as applicable, of more than $200,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $500,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of its material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of business;

(vi) solely in the case of the Company, sell, exclusively license, abandon, permit to lapse, assign, transfer, or otherwise dispose of any Company Owned IP;

(vii) solely in the case of the Company, permit any material Registered Owned IP to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii) (A) pay, declare, or set aside any dividends, distributions or other amounts with respect to its capital stock or other equity securities, other than dividends or distributions declared, set aside, or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly-owned by the Company; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; or (C) amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix) (A) make any loan, advance or capital contribution to, or guarantee for the benefit of, any Person; (B) incur any Indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

(x) suffer or incur any Lien, except for Permitted Liens, on its assets;

(xi) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business);

(xii) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person, make any material investment in any Person, or be acquired by any other Person;

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(xiii) terminate or allow to lapse any insurance policy protecting any of the Company Group’s or Parent’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv) adopt any severance, retention, or other employee benefit plan or fail to continue to make timely contributions to each such plan in accordance with the terms thereof;

(xv) institute, settle or agree to settle any Action before any Authority, in each case in excess of $250,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi) except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices;

(xvii) change its principal place of business or jurisdiction of organization;

(xviii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than (A) any redemption by Parent of shares of Parent Common Stock and Parent Units held by its public stockholders as contemplated by Section 6.5(f) and (B) any issuance of Company Common Stock in connection with the exercise of any option to purchase shares of Company Common Stock that are outstanding on the date hereof;

(xix) (A) make, change, or revoke any material Tax election; (B) change any method of accounting other than as required under U.S. GAAP or Public Company Accounting Oversight Board rules or requirements; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes; or (E) surrender or forfeit any right to claim a Tax refund;

(xx) enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi) solely in the case of the Company, other than (A) as required by a Plan or (B) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (B) be deemed or construed as permitting any member of the Company Group to take any action that is not permitted by any other provision of this Section 6.1(b)), (1) increase or change the compensation or benefits of any employee or service provider, (2) accelerate the vesting or payment of any compensation or benefits of any employee or service provider, (3) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (4) fund any payments or benefits that are payable or to be provided under any Plan, (5) make any loan to any present or former employee or other individual service provider, other than advancement of expenses in the ordinary course of business consistent with past practices, or (6) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

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(xxii) authorize, recommend, propose, or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization, or similar transaction involving it or any Subsidiary; or

(xxiii) enter into any agreement or otherwise agree or commit to take, or cause to be taken, any of the actions set forth in this Section 6.1(b).

(c) Neither party shall (i) take or agree to take any action with the intent to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date, or (ii) omit to take, or agree to omit to take, any action with the intent to cause any such representation or warranty to be inaccurate or misleading in any respect at any such time.

(d) Notwithstanding the foregoing, the Company and Parent and their respective Subsidiaries shall be permitted to take any and all actions required to comply in all material respects with the quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or another Law, directive, guidelines or recommendations by any governmental authority (including the Centers for Disease Control and Prevention and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the CARES Act or any changes thereto, or any future epidemics, pandemics, or similar health emergencies.

6.2 Exclusivity.

(a) Subject to Section 6.2(b), during the Interim Period, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent or their respective Subsidiaries (other than the transactions contemplated by this Agreement or the Additional Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction; (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of such Person or any capital stock or other Equity Interests of such party or its Subsidiaries in a single transaction or series of transactions; and (C) any purchase, lease, exchange, transfer or other acquisition of (1) all or a material portion of the assets of any Person by the Company or Parent or their respective Subsidiaries or (2) any capital stock or other Equity Interests of any Person by the Company or Parent or their respective Subsidiaries, in each case, in a single transaction or series of transactions.

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(b) In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the Person initiating such communication of the existence of this Agreement and its obligations under this Section 6.2.

6.3 Access to Information. During the Interim Period, each of the Company and Parent shall, and shall direct their Subsidiaries to, upon reasonable advance written notice, provide, or cause to be provided, to the other and their authorized Representatives during normal business hours reasonable access to their offices, properties and Books and Records, in a manner so as to not interfere with their normal business operations. Notwithstanding the foregoing, neither Parent or Merger Sub, on the one hand, or any member of the Company Group, on the other hand, shall be required to provide to the other or any of its authorized Representatives any information (i) if and to the extent doing so would (A) violate any applicable Law, including any Data Protection Law, (B) result in the disclosure of any trade secrets of third parties in breach of any contract or other agreement with such third party, (C) violate any legally-binding obligation with respect to confidentiality, non-disclosure. or privacy, or (D) jeopardize protections afforded under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company or Parent shall, and shall cause their Subsidiaries to, use their commercially reasonable efforts to (1) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, contract, agreement, obligation or Law and (2) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any member of the Company Group, on the one hand, and any Parent Party or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that, in the case of clause (i) or (ii), the withholding party shall provide to the other prompt written notice of the withholding of access or information on any such basis.

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6.4 Notices of Certain Events. During the Interim Period, each of Parent and the Company shall promptly notify the other of:

(a) any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent Parties, post-Closing) to any such Person or create any Lien on any of the Company Group’s or Parent’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to the Knowledge of Parent or the Company, as applicable, threatened, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets, or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance that constitutes or results, or would reasonably be expected to constitute or result in, a Material Adverse Effect; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article IX not to be satisfied by the Closing; provided, however, that no such notification or failure to provide such notification pursuant to clause (d) or clause (e) of this Section 6.4 shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement, and a failure to comply with clause (d) or clause (e) of this Section 6.4 shall not, of itself, cause the condition stated in Section 9.2(a) or Section 9.3(a), as the case may be, to fail to be satisfied.

6.5 Cooperation with Form S-4/Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company Group and the Company Securityholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer Documents. Promptly after the receipt by Parent from the Company of all such information, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a joint proxy/information statement/prospectus (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the offer and issuance of the Parent Common Stock in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

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(b) Parent: (i) shall permit the Company and its counsel to review and comment on the Proxy Statement and the Form S-4 and any exhibits, amendments or supplements thereto (or other related documents) at a reasonable time prior to the filing except to the extent not legally permissible; (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement and the Form S-4 or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the Form S-4 and, in each case, shall consult reasonably and in good faith with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with the Company except to the extent not practicable or legally permissible. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the Form S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating to the Form S-4 is issued.

(c) As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting to be held on a date no later than 45 days after the S-4 Effective Date in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent Stockholders for approval or adoption at the Parent Stockholder Meeting.

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act, and all applicable Laws of the State of Delaware and the State of Nevada, and Nasdaq rules, in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies pursuant to the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall use its reasonable best efforts to ensure that the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, and on the S-4 Effective Date, and the Proxy Statement, on the date it is first distributed to Parent Stockholders and on the date of the Parent Stockholder Meeting, (i) complies in all material respects with the applicable rules and regulations promulgated by the SEC and (ii) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement). The Company shall use its reasonable best efforts to ensure that the information relating to the Company that has been supplied by the Company for inclusion in the Proxy Statement or the Form S-4, as applicable, (i) complies in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) does not, with respect to the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, or on the S-4 Effective Date and, with respect to the Proxy Statement, on the date that the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or on the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement that would make the preceding sentence incorrect should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s and the Company’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized Representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

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(e) In accordance with Parent’s amended and restated certificate of incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq, in the Proxy Statement, Parent shall seek from the holders of Parent Capital Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the second amended and restated certificate of incorporation of Parent in form and substance mutually agreeable to Parent and the Company, including the change of the name of Parent to “NaturalShrimp, Incorporated” or such other name as shall be designated by the Company by notice to Parent (the “Amended Parent Charter”); (iii) approval of the members of the Board of Directors of Parent immediately after the Closing; (iv) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Company Securityholders in connection with the Merger under applicable Nasdaq rules; (v) approval to adjourn the Parent Stockholder Meeting, if necessary; and (vi) approval to obtain any and all other approvals necessary to effect the consummation of the Merger as reasonably determined by the Company and Parent (the proposals set forth in the foregoing clauses (i), (ii), (iii), (iv), and (vi) collectively, the “Required Parent Proposals” and, together with the proposal set forth in the foregoing clause (v), the “Parent Proposals”.

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to promptly respond to any comments from the SEC or its staff with respect to the Form S-4 and have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC, and to keep the Form S-4 effective as long as is necessary to consummate the transactions contemplated hereby. As soon as practicable after the S-4 Effective Date, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Common Stock. The Offer Documents shall provide the public stockholders of Parent with the opportunity to redeem all or a portion of their public shares of Parent Common Stock, all in accordance with and as required by Parent’s amended and restated certificate of incorporation, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. Parent shall call and hold the Parent Stockholder Meeting as promptly as practicable after the S-4 Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Required Parent Proposals and the other Parent Proposal. Parent’s Board of Directors shall include the Parent Board Recommendation in the Proxy Statement and shall recommend that the Parent Stockholders vote in favor of the Parent Proposals and neither Parent’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Company, the Parent Board Recommendation. If on the date for which the Parent Stockholder Meeting is scheduled (including any postponed or adjourned date), Parent has not received proxies representing a sufficient number of shares to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Stockholder Meeting, each such postponement or adjournment to be no more than 10 Business Days, and shall continue to use its reasonable best efforts to solicit from its stockholders proxies in favor of the Required Parent Proposals and the other Parent Proposal; provided that, without the consent of the Company, Parent shall not postpone or adjourn the Parent Stockholder Meeting to a date later than the Closing Date.

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(g) The Company acknowledges that a substantial portion of the Proxy Statement/Form S-4 shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be requested by Parent for inclusion in or attachment to the Proxy Statement/Form S-4, and shall use its reasonable best efforts to ensure that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith.

(h) Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, each of Parent and the Company may make any public filing with respect to the Merger, this Agreement, or the Additional Agreements to the extent required by applicable Law, provided that (i) prior to making any filing that includes information regarding the Company Group, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company Group, and (ii) prior to making any filing that includes information regarding the Parent Parties, the Company shall provide a copy of the filing to Parent and permit Parent to make revisions to protect confidential or proprietary information of the Parent Parties.

(i) Prior to the S-4 Effective Date, each of Parent and the Company shall use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of the Parent Common Stock pursuant to this Agreement. Each of Parent and the Company also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company Group or the Company Securityholders as may be reasonably requested by Parent in connection with any such action.

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(j) In connection with the preparation and filing of the Form S-4 and any amendments thereto, the Company shall reasonably cooperate with Parent and shall make its directors, officers and appropriate senior employees reasonably available to Parent and its counsel in connection with the drafting of the Form S-4, including the Proxy Statement, and responding in a timely manner to comments from the SEC or its staff thereon.

6.6 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable, or as reasonably requested by the other parties, to consummate and make effective as promptly as is reasonably practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals, authorizations, Orders, or other actions from all applicable Authorities prior to the Effective Time, (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, consents, approvals, authorizations, Orders, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

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(c) During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against any member of the Company Group, as applicable (collectively, the “Transaction Litigation”). Parent shall control the negotiation, defense and settlement of any such Transaction Litigation brought against Parent, the Merger Sub or members of the boards of directors of Parent or Merger Sub and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against any member of the Company Group or the members of their boards of directors; provided, however, that in no event shall the Company or Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other (not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if Parent is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (i) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (ii) provides for any non-monetary, injunctive, equitable or similar relief against any Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if Parent is controlling the Transaction Litigation) or (iii) contains an admission of wrongdoing or Liability by a Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Parent and the Company shall each (A) keep the other reasonably informed regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (B) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (C) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (D) reasonably cooperate with each other including with respect to the defense, settlement, and compromise of any such Transaction Litigation.

6.7 Nasdaq Listing Requirements. From and after the date on which the Parent Stockholder Approval is obtained, and until the Closing, each of Parent and the Company agrees and covenants to take all actions necessary and/or appropriate to cause and ensure that the listing requirements set forth under Nasdaq Rule 5505(b)(2), with respect to Parent, are satisfied.

6.8 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company or its Subsidiaries or the Parent Parties and Persons who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or its Subsidiaries or the Parent Parties, as provided in their respective organizational documents or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six years after the Effective Time, Parent shall cause the organizational documents of Parent and the Surviving Corporation and their respective Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses than are set forth as of the date of this Agreement in the organizational documents of, with respect to Parent, Parent, and with respect to the Surviving Corporation and its Subsidiaries, the Company and its Subsidiaries, as applicable, to the extent permitted by applicable Law.

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(b) Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing and (ii) those Persons who will be the directors and officers of Parent and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

(c) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall obtain and fully pay the premium for a six year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms (other than premiums payable) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

(e) Parent shall obtain and deliver to the Company resignations executed by each director of Parent in office immediately prior to the Effective Time, such resignations to be effective as of immediately prior to the Effective Time.

6.9 Confidentiality. Except as necessary to complete the SEC Statement, the other Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall comply with the Confidentiality Agreement.

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6.10 Publicity. None of Parent and/or Merger Sub, on the one hand, and the Company, on the other hand, shall, nor authorize any of their respective Representatives to, issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, with respect to the Company, Parent and, with respect to Parent or Merger Sub, the Company, which consent shall not be unreasonably delayed or withheld; provided, however, that each party may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or applicable stock exchange rules, in which case the disclosing party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is a Parent Party, or Parent, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release, or other communication previously approved in accordance with this Section 6.10, and (c) to Authorities in connection with any actions, nonactions, waivers, consents, approvals, authorizations, Orders, or other actions from such Authorities required to be made or obtained under this Agreement, the Additional Agreements, or in connection with the transactions contemplated hereby or thereby.

Article VII
COVENANTS OF THE COMPANY

7.1 No Trading in Parent Securities During the Interim Period. The Company shall not, and it shall direct its Representatives to not, directly or indirectly: (a) purchase or sell (including entering into any hedge transaction with respect to) any Parent Common Stock, Parent Unit, Parent Warrant or Parent Right, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; or (b) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law.

7.2 Company’s Stockholders Approval.

(a) As promptly as reasonably practicable after the S-4 Effective Date and in any event within five Business Days following the S-4 Effective Date (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true, complete and correct copy of a written consent (in form and substance reasonably satisfactory to Parent) evidencing the Company Stockholder Approval that is duly executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”).

(b) The Company’s Board of Directors shall recommend that the Company Stockholders vote in favor of the approval of this Agreement and any other related matters that the Company submits to the Company Stockholders, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the recommendation of the Company’s Board of Directors.

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7.3 Additional Financial Information. No later than November 14, 2022, the Company shall provide or make available to Parent the Company’s reviewed financial statements for the six-month period ended September 30, 2022, consisting of the unaudited consolidated balance sheet as of such date, the consolidated statement of operations for the three month- and six-month periods ended on such date, the consolidated statements of changes in shareholders’ deficit, and the consolidated statements of cash flows for the six-month period ended on such date (the “2022 Second Quarter Financial Statements”). Subsequent to the delivery of the 2022 Second Quarter Financial Statements, the Company’s reviewed consolidated interim financial information for each quarterly period thereafter shall be delivered or made available to Parent no later than 45 calendar days following the end of each quarterly period. All of the financial statements to be delivered pursuant to this Section 7.3, shall be prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies. The Company will promptly provide additional Company financial information (including information required to prepare a Management Discussion and Analysis) reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

7.4 Lock-Up Agreements. Prior to the Closing, the Company shall cause those persons set forth on Schedule 7.4(a) to enter into a Company Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up for a period of no less than six months in accordance with the terms and conditions more fully set forth in the Company Lock-Up Agreements. Prior to the Closing, Parent shall cause the Sponsor and the stockholders of Parent set forth on Schedule 7.4(b) to enter into a Sponsor Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up for a period of no less than six months in accordance with the terms and conditions more fully set forth in the Sponsor Lock-Up Agreement.

7.5 Convertible and Exercisable Company Securities. At or prior to the date that is 14 days from the date of this Agreement, the Company shall:

(a) enter into a written binding agreement with or obtain the written consent of each holder of Company Warrants providing that the Company Warrants owned by such holder (or such holder’s transferee) will be (i) canceled and treated in accordance with Section 3.2 or (ii) contingent on and effective at Closing, cancelled in exchange for a cash payment equal to the value thereof based on the Black Scholes formula calculation and an Exercise Price (as defined in such Company Warrant) equal to 80% of the average volume weighted average price of the Company Common Stock during the five trading day period immediately prior to the Closing Date, or for such other reasonable consideration, valuation, and/or exercise price as shall be approved by the Board of Directors of the Company (provided that any that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares);

(b) enter into a written binding agreement with or obtain all necessary consents from each holder of the Series E Convertible Preferred Stock of the Company providing that the shares of Company Preferred stock owned by such holder (or such holder’s transferee) will be canceled and treated in accordance with Section 3.1(c)(ii);

(c) enter into a written binding agreement with or obtain all necessary consents from each holder of the Series F Convertible Preferred Stock of the Company providing that the shares of Company Preferred stock owned by such holder (or such holder’s transferee) will be canceled and treated in accordance with Section 3.1(c)(iii);

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(d) enter into a written binding agreement with the holder of the Convertible Note to amend the Convertible Note to eliminate the conversion features thereof or obtain from the holder of the Convertible Note an irrevocable waiver of such holder’s ability to convert the Redemption Amount (as defined in the Convertible Note) into shares of Company Common Stock, which agreement may provide (i) for the payment to such holder of an amount equal to the lesser of (A) one-third of the amount retained in the Trust Account at the Effective Time or (B) $10,000,000, in order to repay a portion of the outstanding balance of the Convertible Note, (ii) that the remaining balance of the Convertible Note be repaid in equal monthly installments over a 12-month period beginning on a date after the Closing Date or the termination of this Agreement, and (iii) that in the event that the Closing Date occurs after December 31, 2022, the outstanding balance of all Indebtedness owed by the Company to the holder of the Convertible Note will be increased automatically by 2% and will automatically increase by 2% every 30 days thereafter until the Closing, or substantially similar terms as approved by the Board of Directors of the Company, with the effectiveness of such amendment or waiver contingent on and effective as of the Effective Time; and

(e) obtain the written agreement of the holder of all outstanding shares of Series A Convertible Preferred Stock of the Company agreeing not to convert such shares and consenting to the cancellation of such shares at or prior to the Closing.

7.6 Tax Filings. Prior to the Closing the Company shall file or cause to be filed all, to the extent required by applicable Law, outstanding state and federal Tax Returns and pay all Taxes for the Company and its Subsidiaries, including for those entities set forth on Schedule 4.24 for the taxable years 2019, 2020, and 2021.

Article VIII
COVENANTS OF PARENT AND MERGER SUB

8.1 Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation, including for the payment of (a) all amounts payable to public holders of shares of Parent Common Stock, (b) deferred underwriting commissions and the expenses of Parent and the Company Group to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent or the Surviving Corporation after the Closing.

8.2 Obligations of Merger Sub. Merger Sub shall, and Parent shall take all action necessary to cause Merger Sub to, perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement upon the terms and subject to the conditions set forth in this Agreement. No later than one Business Day after the date hereof, Parent, as the sole stockholder of Merger Sub, shall take all necessary action to adopt this Agreement and approve the Merger and consummation of the other transactions contemplated hereby and shall promptly thereafter provide written evidence of such action to the Company.

8.3 Compliance with SPAC Agreements. Without the prior written consent of the Company, during the Interim Period, Parent shall (a) comply with the Trust Agreement, the Underwriting Agreement, dated as of April 19, 2022, by and between Parent and Chardan Capital Markets, LLC and (b) enforce the terms of (i) the letter agreement, dated as of April 19, 2022, by and among Parent, Chardan Capital Markets, LLC and each of the officers and directors of Parent named therein, and (ii) the Stock Escrow Agreement, dated as of April 19, 2022, by and among Parent, certain Parent stockholders and Continental Stock Transfer & Trust Company.

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8.4 Parent Public Filings; Nasdaq.

(a) During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Parent Common Stock, the Parent Units, the Parent Warrants and the Parent Rights on Nasdaq.

(b) During the Interim Period, Parent shall use its reasonable best efforts to cause (i) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (ii) all applicable initial and continuing listing requirements of Nasdaq to be satisfied; and (iii) the Parent Common Stock, including the Merger Consideration Shares, the Parent Warrants and the Parent Rights to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

8.5 Amended Parent Charter. Prior to the Effective Time, subject to the Parent Stockholder Approval, Parent shall duly amend and restate its certificate of incorporation to be in the form of the Amended Parent Charter by filing the Amended Parent Charter with the Delaware Secretary of State.

8.6 Certain Tax Matters.

(a) Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

(b) If, in connection with the preparation and filing of the Form S-4, the SEC requests or requires a tax opinion be prepared and submitted, Parent and the Company shall deliver to Lucosky Brookman LLP customary Tax representation letters satisfactory to counsel, dated and executed as of such date as determined reasonably necessary by such counsel and, if required, Lucosky Brookman LLP shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger.

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(c) Each of the parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit or examination. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding, audit or examination, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

8.7 Extensions of Time to Consummate a Business Combination.

(a) First Extension Period. If the Closing has not occurred by January 22, 2023, Parent shall, with the Company’s reasonable cooperation, take such actions as are reasonably necessary pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for it to complete an initial business combination for an additional period of three months (i.e., to April 22, 2023) (the “First Extension Period”), including providing any required notices to the Trustee. Each of Parent and, so long as Parent takes such actions as are described in the immediately preceding sentence and provides written notice thereof to the Company not less than two Business Days prior to January 22, 2023, the Company, shall deposit, or cause to be deposited, into the Trust Account, not later than January 22, 2023, 50% of such funds as are required pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for Parent to complete an initial business combination for an additional period of three months through the First Extension Period; provided however, that (i) the Company may issue shares of Company Common Stock for cash in an amount sufficient to pay such funds hereunder and any fees and expenses related to such offering of Company Common Stock (including the fees and expenses of any underwriter, sales agent, or placement agent) and (ii) neither the Company’s issuance of such shares of Company Common Stock, the payment of all fees and expenses in accordance therewith, nor the Company’s payment of such funds as are required to extend the period of time to complete the initial business combination through the First Extension Period, shall be or be deemed to be prohibited by or a breach of the Company’s obligations under Section 6.1(b)(xviii).

(b) Second Extension Period. If the Closing shall not be consummated on or prior to the expiration of the First Extension Period, Parent shall take such actions as are reasonably necessary pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for it to complete an initial business combination for a second additional period of three months (i.e., to July 22, 2023) (the “Second Extension Period”), including providing any required notices to the Trustee. Each of Parent and, so long as Parent takes such actions as are described in the immediately preceding sentence and provides written notice thereof to the Company not less than two Business Days prior to the expiration of the First Extension Period, the Company, shall deposit, or cause to be deposited, into the Trust Account, not later than April 22, 2023, 50% of such funds as are required pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for Parent to complete an initial business combination for an additional period of three months through the Second Extension Period; provided however, that (i) the Company may issue shares of Company Common Stock for cash in an amount sufficient to pay such funds hereunder and any fees and expenses related to such offering of Company Common Stock (including the fees and expenses of any underwriter, sales agent, or placement agent) and (ii) neither the Company’s issuance of such shares of Company Common Stock, the payment of all fees and expenses in accordance therewith, nor the Company’s payment of such funds as are required to extend the period of time to complete the initial business combination through the Second Extension Period shall be or be deemed to be prohibited by or a breach of the Company’s obligations under Section 6.1(b)(xviii).

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(c) Extension Pursuant to Amendment to Parent’s Organizational Documents.

(i) In the event that the Closing has not occurred by the expiration of the Second Extension Period, Parent shall, with the Company’s reasonable cooperation, prepare and file with the SEC a mutually acceptable proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) with respect to a meeting of the stockholders of Parent called for the purpose of approving the amendment of the Parent organizational documents, on terms and conditions agreed by the parties, to extend the period of time that Parent is afforded under its organizational documents and the Prospectus to consummate an initial business combination for an additional three months, from July 22, 2023 to October 22, 2023 (or such earlier date as the parties may agree in writing) (such proposal, the “Extension Proposal” and such additional time period, the “Additional Extension Period”) and the associated costs, expenses, and any deposit into the Trust Account (the “Extension Expenses”) shall be borne 50% by Parent and 50% by the Company (including the payment of any additional funds into the Trust Account as is necessary to ensure that a sufficient number of stockholder do not elect redemption to permit Parent to remain in compliance with applicable rules, regulations and Laws, which is not expected to be less than $0.125 per share). Parent shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on and approve in writing (which approval will not be unreasonably withheld, conditioned or delayed) the Extension Proxy Statement, and any amendment or supplement thereto, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. The Parent Parties shall consider the comments of the Company in good faith. The Parent Parties, with the assistance and written approval of the Company, will promptly respond to any SEC comments on the Extension Proxy Statement and will use its commercially reasonable efforts to cause the Extension Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. The Parent Parties will advise the Company promptly after: (A) the time when the Extension Proxy Statement has been filed; (B) in the event that the Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event that the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Extension Proxy Statement; (E) any request by the SEC for an amendment of the Extension Proxy Statement; (F) any comments from the SEC or its staff relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (G) requests by the SEC or it staff for additional information (and shall provide the Company with a copy or, in the case of oral communications, summary of such request); and (H) any other communication, whether written or oral, from the SEC or its staff (and shall provide the Company with a copy or, in the case of oral communications, summary of such communication).

(ii) Each party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

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(iii) As promptly as practicable after the Extension Proxy Statement is cleared by the SEC, Parent shall distribute the Extension Proxy Statement to Parent’s stockholders and (A) having, prior to effectiveness of the Registration Statement, established the record date therefor, shall duly call and give notice of special meeting of its stockholders (the “Extension Stockholders’ Meeting”) in accordance with its organizational documents and the DGCL for a date no later than 45 days after such notice, subject to Parent’s right to adjourn the Extension Stockholders’ Meeting as provided in this Agreement, (B) subject to the other provisions of this Agreement, shall solicit proxies from Parent’s stockholders to vote in favor of the Extension Proposal, and shall duly convene and hold the Extension Stockholders’ Meeting, and (C) shall provide its stockholders with the opportunity to elect to convert their Parent Common Stock into a pro rata portion of the Trust Fund in connection with the extension as provided for in Parent’s organizational documents. Parent may only adjourn the Extension Stockholders’ Meeting (1) to solicit additional proxies for the purpose of obtaining approval of the Extension Proposal or to take steps to reduce the number of shares of Parent Common Stock issued in the IPO as to which the holders thereof elect to convert such shares into a pro rata portion of the Trust Fund in connection with the extension as provided for in Parent’s organizational documents, (2) if a quorum is not present at the Extension Stockholders’ Meeting, (3) to amend the Extension Proposal, subject to the Company’s consent, not to be unreasonably withheld, conditioned or delayed, or (4) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Parent prior to the Extension Stockholders’ Meeting; provided that the Extension Stockholders’ Meeting is reconvened as promptly as practical thereafter. Parent agrees that if the approval of the Extension Proposal shall not have been obtained at any such Extension Stockholders’ Meeting, then Parent shall continue until October 15, 2022 to take all such necessary actions and hold additional Extension Stockholders’ Meetings in order to obtain the approval of the Extension Proposal. If approval has not been obtained by October 15, 2022, Parent may cease seeking to have the Extension Proposal approved.

(iv) The Parent Parties shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Extension Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Extension Stockholders’ Meeting. Without limiting the foregoing, each of the Parent Parties and the Company shall use its reasonable best efforts to ensure that the Extension Proxy Statement does not, as of the date on which it is first distributed to Parent stockholders, and as of the date of the Extension Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that no party shall be responsible for the accuracy or completeness of any information relating to another party or any other information furnished by another party for inclusion in the Extension Proxy Statement).

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(v) Parent, acting through its Board of Directors, shall include in the Extension Proxy Statement the recommendation of its Board of Directors that Parent’s stockholders vote in favor of the Extension Proposal, and shall otherwise use its reasonable best efforts to obtain approval thereof. Neither Parent’s Board of Directors nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company), Parent’s Board of Directors’ recommendation that Parent stockholders vote in favor of the adoption of the Extension Proposal.

(vi) The Company may issue shares of Company Common Stock for cash in an amount sufficient to pay 50% of the Extension Expenses in accordance with Section 8.7(c)(i) and any fees and expenses related to such offering of Company Common Stock (including the fees and expenses of any underwriter, sales agent, or placement agent), and neither the Company’s issuance of such shares of Company Common Stock, the payment of all fees and expenses in accordance therewith, nor the Company’s payment of 50% of the Extension Expenses shall be or be deemed to be prohibited by or a breach of the Company’s obligations under Section 6.1(b)(xviii).

8.8 Section 16 Matters. Prior to the Closing Date, Parent shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of the Merger Consideration Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Merger or the other transactions contemplated hereby by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to Parent, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

8.9 Post-Closing Directors. Each of Parent and Merger Sub, as applicable, shall take all such action within its power as may be necessary or appropriate such that, effective at the Effective Time: (i) each of Parent’s Board of Directors and Merger Sub’s Board of Directors consist of seven directors; (ii) the members of Parent’s Board of Directors are the individuals determined in accordance with Section 2.8; and (iii) the members of the Surviving Corporation’s Parent’s Board of Directors are the individuals determined in accordance with Section 2.7(a).

8.10 Assumption or Guarantee of Certain Company Indebtedness. Parent will assume or guarantee in writing all Indebtedness owed by the Company to Streeterville Capital, LLC, as of the Effective Time and will deliver a written instrument to the Company and/or to Streeterville Capital, LLC, to that effect on or prior to the Closing.

Article IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a) No Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect that makes the transactions contemplated by this Agreement illegal or otherwise prohibits consummation of such transactions.

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(b) There shall not be any Action commenced or asserted in writing (and not orally) by any Authority to enjoin or otherwise materially restrict the consummation of the Closing.

(c) The Company Stockholder Approval shall have been obtained.

(d) Each of the Required Parent Proposals shall have been approved at the Parent Stockholder Meeting or at any adjournment or postponement thereof.

(e) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Parent Common Stock shall have been approved for listing on Nasdaq.

(f) The Form S-4 shall have been declared effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

9.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed or complied with, in all material respects, all of its covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by the Company at or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(c) Since the date of this Agreement, there shall not have occurred and be continuing any Effect in respect of the Company Group that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(d) Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 9.2.

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(e) Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of: (i) the Company Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of Nevada; (ii) the Company’s Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company approving this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Nevada.

(f) Each of the Company and the Company Securityholders, as applicable, shall have duly executed and delivered to Parent a copy of each Additional Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(g) The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than 30 days prior to the Closing Date and in form and substance reasonable acceptable to Parent.

(h) Not more than 5% of the issued and outstanding shares of Company Capital Stock shall constitute Dissenting Shares.

(i) The Company shall have obtained each Company Consent set forth on Schedule 4.8.

(j) The Company shall have delivered to Parent the financial statements required to be included in the Parent SEC Documents.

(k) Each Company Securityholder set forth on Schedule 7.4(a) shall have entered into a Company Lock-Up Agreement with respect to such Company Securityholder’s Merger Consideration Shares.

(l) The Company shall have entered into agreements or obtained the written consent of the holders of Company Warrants and shares of Company Preferred Stock outstanding immediately prior to the Effective Time, or the holders of all such Company Warrants and shares of Company Preferred Stock shall be obligated to comply with the terms of such an agreement or consent, in accordance with Section 7.5(a), Section 7.5(b), or Section 7.5(c), as applicable.

(m) The Convertible Note shall have been amended to eliminate its conversion provisions or the holder thereof shall have irrevocably waived its ability to convert the Redemption Amount (as defined in the Convertible Note) into shares of Company Common Stock, with the effectiveness of such amendment or waiver contingent on and effective as of the Effective Time.

(n) Any regulatory approvals of the Merger required by FINRA shall have been obtained.

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9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a) Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(c) Since the date of this Agreement, there shall not have occurred and be continuing any Effect in respect of Parent or Merger Sub that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

(d) The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Parent in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 9.3.

(e) The Amended Parent Charter shall have been filed with the Delaware Secretary of State and become effective.

(f) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Parent attaching true, correct and complete copies of: (i) the amended and restated certificate of incorporation of Parent, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) bylaws of Parent; (iii) copies of resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement, the Additional Agreements to which Parent is a party and the transactions contemplated hereby and thereby and the Parent Proposals; and (iv) a certificate of good standing of Parent, certified as of a recent date by the Secretary of State of the State of Delaware.

(g) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Merger Sub attaching true, correct and complete copies of (i) copies of resolutions duly adopted by the Board of Directors and sole stockholder of Merger Sub authorizing this Agreement, the Additional Agreements to which Merger Sub is a party and the transactions contemplated hereby and thereby and (ii) a certificate of good standing of Merger Sub, certified as of a recent date by the Secretary of State of the State of Nevada.

(h) Each of Parent, Sponsor or other stockholder of Parent, as applicable, shall have executed and delivered to the Company a copy of each Additional Agreement to which Parent, Sponsor or such other stockholder of Parent, as applicable, is a party.

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(i) Parent shall have delivered to the Company true and complete copies of the resignations from Parent’s Board of Directors of all directors of Parent’s Board of Directors, effective as of immediately prior to the Effective Time.

(j) The size and composition of the post-Effective Time Parent Board of Directors shall have been established as set forth in Section 2.8.

(k) The size and composition of the post-Effective Time Board of Directors of the Surviving Corporation shall have been established as set forth in Section 2.7.

Article X
TERMINATION

10.1 Termination Without Default.

(a) In the event that the Closing has not occurred by July 22, 2023 or, if an Additional Extension Period has been approved pursuant to Section 8.7(c), then the expiration of the Additional Extension Period (such date, the “Outside Closing Date”), then each of Parent and the Company shall have the right, at its sole option and by written notice to the other, to terminate this Agreement without liability to the other; provided, however, that (i) the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to Parent if Parent’s or Merger Sub’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Closing Date, and (ii) the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Closing Date.

(b) In the event an Authority shall have issued an Order or enacted, issued, promulgated, enforced, or entered a Law or Order then in effect and that has the effect of making the transactions contemplated by this Agreement illegal or otherwise permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, which Order or Law is final and non-appealable, Parent or the Company shall have the right, at its sole option and by written notice to the other, to terminate this Agreement at any time prior to Closing without liability to the other; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to the Company or Parent if the failure by such party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority.

(c) This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties.

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10.2 Termination Upon Default.

(a) Parent may terminate this Agreement at any time prior to Closing by giving notice to the Company if: (i)(A) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.2(a), Section 9.2(b), Section 9.2(c), Section 9.2(l), or Section 9.2(m) impossible and (B) such breach cannot be cured or, if such breach is capable of being cured, such breach is not cured by the earlier of (1) 30 days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach or (2) the Outside Termination Date; (ii) at any time after the Company Stockholder Written Consent Deadline if the Company has not received the Company Stockholder Approval (provided, that upon the Company receiving the Company Stockholder Approval, Parent shall no longer have any right to terminate this Agreement under this clause (ii)); or (iii) the Company has failed to comply with its covenants under Section 7.5 in the time period required by such provision; provided, however that no Parent Party is then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) from being satisfied.

(b) The Company may terminate this Agreement at any time prior to Closing by giving notice to Parent, if: Parent or Merger sub shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) impossible, and such breach cannot be cured or is not cured by the earlier of (i) 30 days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach or (ii) the Outside Termination Date; provided, however that Company is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.2(a), Section 9.2(b), Section 9.2(c), Section 9.2(l), or Section 9.2(m) from being satisfied.

10.3 Effect of Termination.

(a) Subject to Section 10.4, if this Agreement is terminated pursuant to this Article X, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other parties hereto; provided that, if such termination shall result from the willful breach by a party or its Affiliate of its covenants and agreements hereunder or fraud in connection with the transactions contemplated by this Agreement, such party shall not be relieved of liability to the other parties for any such willful breach or fraud. The provisions of Section 6.9, this Section 10.3, Article XI, and Article I (to the extent related to the foregoing) and the Confidentiality Agreement, shall survive any termination hereof pursuant to this Article X.

10.4 Termination Fee

(a) In consideration for the considerable time, effort and expense to be undertaken by the Company and Parent in connection with the transactions contemplated by this Agreement, if Parent validly terminates this Agreement pursuant to Section 10.2(a), or the Company validly terminates this Agreement pursuant to Section 10.2(b), then within two Business Days of such termination, the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, by wire transfer of immediately available funds to one or more accounts designated in writing by such party the sum of $3,000,000 (the “Breakup Fee”). Each of the parties acknowledges and agrees that the Breakup Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Breakup Fee is due and payable. Following payment of the Breakup Fee in accordance with this Section 10.4, no party (or their Affiliates and their respective directors, officers, employees, stockholders, and Representatives) shall have further liability with respect to this Agreement or the transactions contemplated hereby, other than in respect of fraud or willful and material breach of this Agreement. If the Company or Parent, as applicable, fails to timely pay the Breakup Fee when due, then such party shall pay the interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment is actually received.

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(b) The parties agree that the foregoing provision is fair and reasonable in light of the anticipated or actual harm caused by a breach, the difficulties of proof of loss and the inconvenience or non-feasibility of otherwise obtaining an adequate remedy. The parties further acknowledge that the agreements contained in this Section 10.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement.

Article XI
MISCELLANEOUS

11.1 Notices. Any notice, request, claim, demand and other communication hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

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if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

NaturalShrimp, Incorporated

5501 LBJ Freeway

Suite 450

Dallas, TX 75240

Attn: Gerald Easterling, CEO

E-mail:

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
Attn: Joseph M. Lucosky, Esq.
E-mail:

if to Parent or Merger Sub (prior to the Closing):

Yotta Acquisition Corporation
1185 Avenue of the Americas
Suite 301

New York, NY 10036
Attn: Hui Chen
E-mail:

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Giovanni Caruso, Esq.
E-mail:

11.2 Amendments; Waivers; Extensions; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors or other officers or Persons thereunto duly authorized, extend the time for the performance of the obligations or acts of another party hereto, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

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(c) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(e) Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.4 Non-Survival. Other than as otherwise provided in the last sentence of this Section 11.4, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement, or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any party, except in the case of and without in any way limiting any remedies available with regard to fraud. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time, including but not limited to Section 3.7, Section 6.9, and this Section 11.4, shall so survive the Effective Time in accordance with its terms.

11.5 Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if the Closing does not take place, each party shall be solely responsible for its own fees and expenses; and (b) if the Closing occurs, then Parent and the Surviving Corporation shall be jointly and severally responsible for and shall pay, or cause to be paid, all of the unpaid fees and expenses incurred by the parties at the Closing.

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11.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void.

11.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11.8 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.9 Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement or merged herein and shall continue in accordance with its terms, including in the event of any termination of this Agreement.

11.10 Severability. A determination by a court or other legal authority that any provision of this Agreement is legally invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.11 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

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11.12 Third Party Beneficiaries. Except as provided in Section 6.8 and Section 11.18, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.13 Trust Account Waiver. Reference is made to the Prospectus. The Company acknowledges that it has read the Prospectus and understands that Parent has established the Trust Account containing the proceeds of the IPO for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

11.14 No Other Representations; No Reliance.

(a) NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its Representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in Article IV, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective Representatives or made available to any Parent Party and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article IV and subject to the limited remedies herein provided; (b) each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent, Merger Sub or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company. Except as expressly provided in the foregoing provisions of this Section 11.14(a), nothing in this Section 11.14(a) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for intentional fraud or willful misconduct.

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(b) NONE OF PARENT, MERGER SUB NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO PARENT, MERGER SUB, THEIR RESPECTIVE BUSINESSES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT AND THE PARENT SEC DOCUMENTS. Without limiting the generality of the foregoing, none of Parent, the Merger Sub nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to Parent and the Merger Sub made available to the Company and the Company Securityholders and their Representatives, including due diligence materials, or in any presentation of the business of Parent by management of Parent or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company and the Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V as modified by the Schedules to this Agreement and the Parent SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Parent, the Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of Parent and Merger Sub, and are not and shall not be deemed to be relied upon by the Company or Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V, in each case, as modified by the Schedules to this Agreement and the Parent SEC Documents. Except for the specific representations and warranties expressly made by Parent and Merger Sub in Article V, in each case as modified by the Schedules to this Agreement and Parent SEC Documents: (a) the Company acknowledges and agrees that: (i) none of Parent, Merger Sub nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of Parent, Merger Sub, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of Parent or Merger Sub, the nature or extent of any liabilities of Parent or Merger Sub, the effectiveness or the success of any operations of Parent or Merger Sub or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding Parent or Merger Sub furnished to the Company, the Company Securityholders or their respective Representatives or made available to the Company, the Company Securityholders and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of Parent or Merger Sub has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article V and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent and the Merger Sub have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of Parent, Merger Sub nor any other Person shall have any liability to the Company, the Company Securityholders or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of Parent or the future business, operations or affairs of Parent. Except as expressly provided in the foregoing provisions of this Section 11.14(b), nothing in this Section 11.14(b) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for intentional fraud or willful misconduct.

11.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (A) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

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11.16 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines or does not otherwise have jurisdiction, a state or federal court sitting in the State of Delaware) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement, or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 11.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11.1 shall be effective service of process for any such Action.

11.17 Remedies. Except as otherwise expressly provided herein (including in Section 10.4), any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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11.18 Non-Recourse. Subject to Section 10.4, this Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.18) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

11.19 Privileged Communications. Loeb & Loeb LLP and Parent’s in-house legal department (collectively, “Parent Counsel”) have acted as counsel for Parent and the Sponsor for various matters prior to the Closing, including in connection with this Agreement and the Additional Agreements, the negotiation and documentation of this Agreement and the Additional Agreements, and the consummation of the transactions contemplated by this Agreement and the Additional Agreements (collectively, the “Pre-Closing Engagements”). Each of the Company and the Company Securityholders agree, on behalf of itself and/or themselves, as the case may be, and, after the Closing, on behalf of the Surviving Corporation, that (a) all communications in any form or format whatsoever between or among Parent Counsel, on the one hand, and the Sponsor, Parent, or any of their respective Representatives, on the other hand, that relate in any way to the Pre-Closing Engagements (collectively, the “Parent Privileged Communications”) will be deemed to be attorney-client privileged, (b) immediately prior to the Closing, without the need for any further action on the part of any Person, all right, title, and interest of Parent in and to any and all Parent Privileged Communications shall transfer to and be vested solely in the Sponsor, (c) from and after the Closing, the Parent Privileged Communications and the expectation of client confidence relating thereto shall belong solely to the Sponsor and shall not pass to or be claimed by Parent or the Surviving Corporation, and (d) Parent Counsel shall have no duty whatsoever to reveal or disclose any such Parent Privileged Communications, or any of its files relating to the Pre-Closing Engagements, to the Company, the Company Securityholders, the Surviving Corporation, or any of their respective Representatives by reason of any attorney-client relationship between Parent Counsel and Parent and/or the Sponsor or otherwise. Company and its Affiliates (including, after the Closing, the Surviving Corporation) and/or the Company Securityholders will not have access to any such Parent Privileged Communications, or to the files of Parent Counsel relating to the Pre-Closing Engagements. Notwithstanding anything set forth in the foregoing provisions of this Section 11.19 to the contrary, if after the Closing a dispute arises between Company or any of its Affiliates, including the Surviving Corporation and the Company Securityholders, on the one hand, and a third party, other than the Sponsor or any of its respective Affiliates, on the other hand, the Surviving Corporation may assert the attorney-client privilege to prevent disclosure of Parent Privileged Communications to such third party; provided that none of the Company, the Company Securityholders, Parent nor the Surviving Corporation may waive such privilege without the prior written consent of the Sponsor.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

Merger Sub:

YOTTA MERGER SUB, INC.

By:
Name:
Title:

Company:

NATURALSHRIMP, INCORPORATED

By:
Name:
Title:

Schedule 1

Persons to Execute Company Support Agreement

Gerald Easterling

William Delgado

Thomas Untermeyer

EXHIBIT A

Form of Company Support Agreement

[see attached]

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT, dated as of October 24, 2022 (this “Company Support Agreement”), is entered into by and among the stockholder named on the signature page hereto (the “Stockholder”), NaturalShrimp Incorporated, a Nevada corporation (the “Company”), and Yotta Acquisition Corporation, a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Company Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Yotta Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Chapter 92A of the Nevada Revised Statutes (the “NRS”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, and as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time will be converted into the right to receive the Closing Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement and subject to the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder owns the number of shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) and the number of shares of each series of preferred stock, par value $0.0001 per share, of the Company (the “Company Preferred Stock” and, together with the Company Common Stock, “Company Capital Stock”), as set forth underneath Stockholder’s name on the signature page hereto (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Company Support Agreement being referred to herein as the “Stockholder Shares”);

WHEREAS, the Board of Directors of the Company (a) has approved and declared advisable the execution of the Merger Agreement, and the transactions contemplated thereby, and the Additional Agreements to which the Company is or will be a party including the Merger (collectively, the “Transactions”) and the performance of its obligations thereunder, on the terms and subject to the conditions set forth therein, (b) has determined that the Merger Agreement and the Transactions are advisable and in the best interests of the Company and its stockholders (the “Company Stockholders”), and (c) resolved to recommend that the Company Stockholders approve the Merger and the Transactions and adopt the Merger Agreement, the Additional Agreements to which it is or will be a party and the performance of its obligations thereunder; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is executing and delivering this Company Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Stockholder, solely in its capacity as a Company Stockholder, agrees that, during the term of this Company Support Agreement, at any meeting of the Company Stockholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), including any separate class or series vote thereof, and/or in connection with any written consent of the Company Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), Stockholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

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(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares in favor of the Merger Agreement and the Transactions; and

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Company Support Agreement.

2. Restrictions on Transfer and Related Restrictions. The Stockholder agrees that, during the term of this Company Support Agreement, it shall not

(a) (i) sell, assign, pledge or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (collectively, a “Transfer”) any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Company Support Agreement in a form reasonably acceptable to Parent and the Company, or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement with respect to the Transfer of any Stockholder Shares

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of the Stockholder Shares) with respect to any Stockholder Shares, or enter into any other Contract with respect to any Stockholder Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Company Support Agreement;

(c) take any action that would make any representation or warranty of the Stockholder herein untrue or incorrect, or have the effect of preventing or disabling the Stockholder from performing its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Stockholder from performing any of its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

The Company agrees that it shall not register any sale, assignment or transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

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3. New Securities. During the term of this Company Support Agreement, in the event that, (a) any shares of Company Capital Stock or other equity securities of the Company are issued to the Stockholder after the date of this Company Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by the Stockholder, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Capital Stock or other equity securities of the Company after the date of this Company Support Agreement, or (c) the Stockholder acquires the right to vote or share in the voting of any Company Capital Stock or other equity securities of the Company after the date of this Company Support Agreement (such Company Capital Stock and other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Company Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Company Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law (including Section NRS 92A.380 of the NRS) relating to the Merger and the consummation of the Transactions, including any notice requirements.

6. Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of Stockholder’s commitments, arrangements and understandings under and relating to this Company Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Company Support Agreement. Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Stockholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

7. Stockholder Representations: Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Stockholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Company Support Agreement;

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(c) Stockholder’s signature on this Company Support Agreement is genuine, and Stockholder has legal competence and capacity to execute the same and if any shares beneficially owned by the Stockholder are held by an entity that is not an individual, such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized, and the execution, deli very and performance of this Company Support Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder;

(d) this Company Support Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by the other parties to this Company Support Agreement, this Company Support Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Company Support Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Company Support Agreement;

(f) there are no Actions pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority, that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Stockholder of Stockholder’s obligations under this Company Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Company Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of the Stockholder;

(h) Stockholder has had the opportunity to read the Merger Agreement and this Company Support Agreement and has had the opportunity to consult with Stockholder’s tax and legal advisors;

(i) Stockholder has not entered into, and shall not enter into, any agreement that would prevent Stockholder from performing any of Stockholder’s obligations hereunder;

(j) Stockholder has good title to the Stockholder Shares underneath Stockholder’s name on the signature page hereto, free and clear of any Liens other than Permitted Liens and Liens under the Company’s Articles of Incorporation and/or Bylaws and investment documents with the Company, and Stockholder has the sole power to vote or cause to be voted the Stockholder Shares; and

(k) the Stockholder Shares are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by the Stockholder as of the date hereof, and none of the Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Stockholder Shares that is inconsistent with Stockholder’s obligations pursuant to this Company Support Agreement.

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8. Conversion of Preferred Stock. The Stockholder agrees to take all actions necessary to convert all of its shares of Company Preferred Stock of the Company into shares of Company Common Stock within the time period set forth in the Merger Agreement, including by delivering any conversion election notice to the Company or voting in favor of any amendments to the Company’s Articles of Incorporation or the Certificate of Designations of any series of Company Preferred Stock.

9. Specific Performance. The Stockholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Company Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

10. Entire Agreement; Amendment; Waiver. This Company Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Company Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Company Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. Binding Effect; Assignment; Third Parties. This Company Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Company Support Agreement and all obligations of Stockholder are personal to Stockholder and may not be assigned, transferred or delegated by Stockholder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Company Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

12. Counterparts. This Company Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Company Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Company Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Company Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.7 (Governing Law), 11.15 (Waiver of Jury Trial), 11.16 (Submission to Jurisdiction) and 11.17 (Remedies) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Company Support Agreement.

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15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Company Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Merger Agreement, and, with respect to the Stockholder, at the address set forth underneath Stockholder’s name on the signature page hereto.

16. Termination. This Company Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or Stockholder shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and the Stockholder, (b) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Stockholder, Parent or the Company from any liability resulting from a breach of this Company Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 16 shall survive the termination of this Company Support Agreement.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Expenses. The Stockholder shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Company Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment of the fees and expenses of the Company and the Parent in connection herewith shall be governed by the provisions of Section 11.5 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Company Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. Interpretation. The titles and subtitles used in this Company Support Agreement are for convenience only and are not to be considered in construing or interpreting this Company Support Agreement. In this Company Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Company Support Agreement as a whole and not to any particular section or other subdivision of this Company Support Agreement. The parties have participated jointly in the negotiation and drafting of this Company Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Company Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Company Support Agreement.

20. No Partnership, Agency or Joint Venture. This Company Support Agreement is intended to create a contractual relationship among Stockholder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Stockholder has acted independently regarding its decision to enter into this Company Support Agreement. Nothing contained in this Company Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to Stockholder, and neither Company nor Parent shall have any authority to direct Stockholder in the voting or disposition of any Stockholder Shares, except as otherwise provided herein.

21. Capacity as Stockholder. Stockholder signs this Company Support Agreement solely in Stockholder’s capacity as a Company Stockholder and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by Stockholder or any representative of Stockholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director of the Company or any Subsidiary of the Company.

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IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The Company:

NATURALSHRIMP INCORPORATED

By:
Name:
Title:

{Signature Page to Company Stockholder Support Agreement}

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

Parent:

YOTTA ACQUISITION CORPORATION

By:
Name:	Hui Chen
Title:	Chief Executive Officer

{Signature Page to Company Stockholder Support Agreement}

Stockholder:

[_________________________________]

By:
Name:
Title:

Number and Type of Shares:

Shares of Company Common Stock:___________________________________________

Shares of Company Preferred Stock:

Series A Convertible Preferred Stock: ___________________________________

Series B Convertible Preferred Stock: ___________________________________

Series D Convertible Preferred Stock: ___________________________________

Series E Convertible Preferred Stock: ___________________________________

Series F Convertible Preferred Stock: ___________________________________

Address for Notice:

Address:_____________________________________________

____________________________________________________

____________________________________________________

Facsimile No.:__________________________________________

Telephone No.:_________________________________________

Email:________________________________________________:

EXHIBIT B

Form of Parent Support Agreement

[see attached]

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of October 24, 2022 (this “Sponsor Support Agreement”), is entered into by and among Yotta Acquisition Corporation, a Delaware corporation (“Parent”), Yotta Investments LLC, a Delaware limited liability company (the “Sponsor”), and NaturalShrimp Incorporated, a Nevada corporation (the “Company”). Capitalized terms used but not defined in this Sponsor Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Yotta Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Chapter 92A of the Nevada Revised Statutes (the “NRS”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time shall be converted into the right to receive the Closing Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement, and subject to the Merger Agreement;

WHEREAS, as of the date hereof, the Sponsor owns 2,858,333 shares of Parent’s common stock, par value $0.0001 per share (“Parent Common Stock”) (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Sponsor Support Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, the Board of Directors of each of Parent and Merger Sub has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and the Additional Agreements to which it is or will be a party, including the Merger (collectively, the “Transactions”), and the performance of their respective obligations thereunder, on the terms and subject to the conditions set forth therein, (b) determined that the Merger Agreement and the Transactions are advisable and in the best interests of it and its stockholders, and (c) resolved to recommend that its stockholders approve the Merger and the Transactions and adopt the Merger Agreement, the Additional Agreements to which it is or will be a party, and the performance of its obligations thereunder; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Sponsor is executing and delivering this Sponsor Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. The Sponsor, solely in its capacity as a stockholder of Parent, agrees that, during the term of this Sponsor Support Agreement, at the Parent Stockholder Meeting, at any other meeting of the stockholders of Parent (the “Parent Stockholders”) related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Parent Stockholders related to the Transactions (the Parent Stockholder Meeting and all other meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), the Sponsor shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

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(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares in favor of all Parent Proposals, including approval of the Merger Agreement and the Transactions; and

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Support Agreement.

2. Restrictions on Transfer and Related Restrictions. Except in connection with the Sponsor Forfeiture Agreement, the Sponsor agrees that, during the term of this Sponsor Support Agreement, it shall not:

(a) (i) sell, assign, pledge or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (collectively, “Transfer”) any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Sponsor Support Agreement in a form reasonably acceptable to the Company and Parent, or (ii) enter into any Contract, option, or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of any Sponsor Shares.

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of the Sponsor Shares) with respect to any Sponsor Shares, or enter into any other Contract with respect to any Sponsor Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Sponsor Support Agreement;

(c) take any action that would make any representation or warranty of the Sponsor herein untrue or incorrect, or have the effect of preventing or disabling the Sponsor from performing its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Sponsor from performing any of its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

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Except in connection with the Sponsor Forfeiture Agreement, Parent shall not, and shall not permit Parent’s transfer agent to, register any Transfer of the Sponsor Shares on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that, during the term of this Sponsor Support Agreement, it shall not redeem, or submit a request to Parent or Parent’s transfer agent, or otherwise exercise, any right to redeem, any Sponsor Shares.

4. New Securities. During the term of this Sponsor Support Agreement, in the event that, (a) any shares of Parent Common Stock or other equity securities of Parent are issued to the Sponsor after the date of this Sponsor Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by the Sponsor, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock or other equity securities of Parent after the date of this Sponsor Support Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Parent Common Stock or other equity securities of Parent after the date of this Sponsor Support Agreement (such Parent Common Stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Support Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

5. No Challenge. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

6. Waiver. The Sponsor hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law (including NRS 92A.380 of the NRS) relating to the Merger and the consummation of the Transactions, including any notice requirements.

7. Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of the Sponsor’s identity and beneficial ownership of the Sponsor Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Sponsor Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Sponsor Support Agreement. The Sponsor will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). The Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

8. Sponsor Representations: The Sponsor represents and warrants to Parent and the Company, as of the date hereof, that:

(a) the Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

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(b) the Sponsor has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Support Agreement;

(c) the Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor;

(d) this Sponsor Support Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Support Agreement, this Sponsor Support Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Sponsor Support Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Support Agreement;

(f) there are no Actions pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any Authority that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of the Sponsor’s obligations under this Sponsor Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Sponsor Support Agreement or any of the transactions contemplated hereby, based upon arrangements made by or on behalf of the Sponsor;

(h) the Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Support Agreement and has had the opportunity to consult with its tax and legal advisors;

(i) the Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

(j) the Sponsor has good title to the Sponsor Shares, free and clear of any Liens other than Permitted Liens and Liens under Parent’s amended and restated certificate of incorporation and/or Bylaws, and the Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

(k) the Sponsor Shares are the only shares of Parent’s outstanding capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Sponsor Support Agreement.

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9. Specific Performance. The Sponsor hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Sponsor Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

10. Entire Agreement; Amendment; Waiver. This Sponsor Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Sponsor Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Sponsor Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. Binding Effect; Assignment; Third Parties. This Sponsor Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Sponsor Support Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be assigned, transferred or delegated by the Sponsor at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Sponsor Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

12. Counterparts. This Sponsor Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Sponsor Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.7 (Governing Law), 11.15 (Waiver of Jury Trial), 11.16 (Submission to Jurisdiction) and 11.17 (Remedies) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Sponsor Support Agreement.

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15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Merger Agreement, and, with respect to the Sponsor, at the address set forth underneath its name on the signature page hereto.

16. Termination. This Sponsor Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or the Sponsor shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and the Sponsor, (b) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Sponsor, Parent or the Company from any liability resulting from a breach of this Sponsor Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 16 shall survive the termination of this Sponsor Support Agreement.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Expenses. The Sponsor shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Sponsor Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment of the fees and expenses of the Company and Parent in connection herewith shall be governed by the provisions of Section 11.5 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Sponsor Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. Interpretation. The titles and subtitles used in this Sponsor Support Agreement are for convenience only and are not to be considered in construing or interpreting this Sponsor Support Agreement. In this Sponsor Support Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Sponsor Support Agreement as a whole and not to any particular section or other subdivision of this Sponsor Support Agreement. The parties have participated jointly in the negotiation and drafting of this Sponsor Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Sponsor Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Sponsor Support Agreement.

20. No Partnership, Agency or Joint Venture. This Sponsor Support Agreement is intended to create a contractual relationship among the Sponsor, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. The Sponsor has acted independently regarding its decision to enter into this Sponsor Support Agreement. Nothing contained in this Sponsor Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares. All rights, ownership and economic benefits of and relating to the Sponsor Shares shall remain vested in and belong to the Sponsor, and neither the Company nor Parent shall have any authority to direct the Sponsor in the voting or disposition of any Sponsor Shares, except as otherwise provided herein.

21. Capacity as Stockholder. The Sponsor signs this Sponsor Support Agreement solely its capacity as a stockholder of Parent, and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by any Representative of the Sponsor serving as a director of Parent or any Subsidiary of Parent, acting in such Person’s capacity as a director of Parent or any Subsidiary of Parent.

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IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

The Company:

NATURALSHRIMP INCORPORATED

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

Parent:

YOTTA ACQUISITION CORPORATION

By:
Name:	Hui Chen
Title:	Chief Executive Officer

The Sponsor:

YOTTA INVESTMENTS LLC

By:
Name:
Title:

Address for Notice:

Goldenstone Holding, LLC

4360 E New York St.

Aurora, IL 60504

EXHIBIT C-1

Form of Company Lock-Up Agreement

[see attached]

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of ________, 202_, by and among the undersigned (the “Holder”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”), and NaturalShrimp, Incorporated, a Nevada corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent, the Company and Yotta Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into a Merger Agreement, dated as of October 24, 2022 (the “Merger Agreement”).

B. The Merger Agreement provides, among other things, that Merger Sub will be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Parent and that each outstanding share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) will be converted into the right to receive that number of shares of the common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Closing Per Share Merger Consideration, subject to the provisions of the Merger Agreement.

C. The Holder is the record and/or beneficial owner of certain shares of Company Common Stock or securities that are convertible into, exercisable for, or exchangeable for shares of Company Common Stock.

D. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”).

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(b) In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing at the Effective Time and ending on the date that is six months after the date on which the Effective Time occurs.

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; and

(7) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Parent Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or is required to be made regarding such plan during the Lock-up Period;

in the case of clauses (1) through (6) where such transferee agrees in writing to be bound by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent and Parent’s Subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of Parent being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

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2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to the Enforceability Exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Company Common Stock or any Company Securities exercisable for, exchangeable for, or convertible into Company Common Stock, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Parent Common Stock into which any shares of Company Common Stock beneficially owned by the Holder immediately prior to the Effective Time will be converted into at the Effective Time pursuant to the Merger are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Merger Agreement. This Agreement shall be binding upon the parties in accordance with Section 8 hereof, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

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6. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Parent, to:

Yotta Acquisition Corporation
1185 Avenue of the Americas
Suite 301
New York, NY 10036
Attention:
Email:

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail:

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention: Joseph M. Lucosky, Esq.
Email:

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

10. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

NATURALSHRIMP, INCORPORATED

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER:

By:
Name:
Title:
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:

COMPANY COMMON STOCK: ______________

COMPANY PREFERRED STOCK: ____________ (SPECIFY SERIES)

COMPANY WARRANTS: ___________________

[Signature Page to Lock-up Agreement]

EXHIBIT C-2

Form of Sponsor Lock-Up Agreement

[see attached]

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of ________ __, 202_, by and among the undersigned (the “Holder”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”), and NaturalShrimp, Incorporated, a Nevada corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent, the Company and Yotta Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into a Merger Agreement, dated as of October 24, 2022 (the “Merger Agreement”).

B. The Merger Agreement provides, among other things, that Merger Sub will be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Parent and that each outstanding share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) will be converted into the right to receive that number of shares of the common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Closing Per Share Merger Consideration, subject to the provisions of the Merger Agreement.

C. The Holder is the record and/or beneficial owner of certain shares of Parent Common Stock or securities that are convertible into, exercisable for, or exchangeable for shares of Parent Common Stock.

D. As a condition of, and as a material inducement for Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

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(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing at the Effective Time and ending on the date that is six months after the date on which the Effective Time occurs.

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; and

(7) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Parent Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required to be made regarding such plan during the Lock-up Period;

in the case of clauses (1) through (6) where such transferee agrees to be bound in writing by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent and Parent’s Subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of Parent being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

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2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to the Enforceability Exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), (i) any Company Common Stock or any Company Securities exercisable for, exchangeable for, or convertible into Company Common Stock, or any economic interest in or derivative of such securities, or (ii) any Parent Common Stock or any securities of Parent exercisable for, exchangeable for, or convertible into Parent Common Stock, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Parent Common Stock beneficially owned by the Holder as of the Effective Time are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Merger Agreement. This Agreement shall be binding upon the parties in accordance with Section 8 hereof, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

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6. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Parent, to:

Yotta Acquisition Corporation

1185 Avenue of the Americas

Suite 301

New York, NY 10036

Attention:

Email:

with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail:

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attention: Joseph M. Lucosky, Esq.

Email:

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

10. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

Naturalshrimp, incorporated

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER:

By:
Name:
Title:
Address:
Attention:
Email:

NUMBER OF LOCK-UP SHARES: __________

[Signature Page to Lock-up Agreement]